Exhibit 10.1
AMENDMENT NO. 3
AMENDMENT NO. 3, dated as of July 16, 2025 (this “Amendment”), among MSC Industrial Direct Co., Inc. (the “Borrower”), the Subsidiary Guarantors party hereto, the Lenders, the Issuing Lenders and the Swingline Lender party hereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, reference is made to the Credit Agreement, dated as of April 14, 2017 (as amended by Amendment No. 1, dated as of August 24, 2021, Amendment No. 2, dated as of May 31, 2023, and as further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among the Borrower, the Lenders and Issuing Lenders from time to time party thereto and the Administrative Agent;
WHEREAS, the Borrower has requested (i) an extension of the maturity date of each applicable Lender’s Revolving Commitment and (ii) to modify certain other terms of the Credit Agreement in connection therewith;
WHEREAS, (a) certain Lenders are willing to agree to the extension of the maturity date of all of their Revolving Commitments and Revolving Loans on the terms set forth herein (each such Lender, an “Extending Lender”), (b) certain Extending Lenders (the “Increasing Lenders”) have agreed, upon the terms and subject to the conditions set forth herein, to increase their Revolving Commitments on the Amendment No. 3 Effective Date (after giving effect hereto) and (c) certain banks and financial instructions (the “Replacement Lenders”) have agreed to, upon the terms and subject to the conditions set forth herein, to provide Revolving Commitments on the Amendment No. 3 Effective Date (after giving effect hereto);
WHEREAS, upon the effectiveness of this Amendment, the Revolving Loans of each Lender immediately prior to the effectiveness of this Amendment that is not an Extending Lender (each, a “Non-Extending Lender”) will be repaid and the Revolving Commitments of such Non-Extending Lenders (the “Non-Extended Commitments”) will be terminated and replaced by the Revolving Loans and Revolving Commitments of the Increasing Lenders and the Replacement Lenders; and
WHEREAS, pursuant to Section 10.1 of the Credit Agreement, the Borrower and each Lender and Issuing Lender party hereto wish to make certain other amendments to the Credit Agreement as set forth in Section 3 herein.
NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:
SECTION 1.Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
SECTION 2.Non-Extending Commitments.
(a)Each of the Increasing Lenders, the Administrative Agent and the Borrower acknowledges and agrees that on the Amendment No. 3 Effective Date, upon each Increasing Lender’s execution of this Amendment, each Increasing Lender shall increase its Revolving Commitment and have an aggregate Revolving Commitment as set forth on Schedule I hereto.

(b)Each of the Replacement Lenders, the Administrative Agent and the Borrower acknowledges and agrees that on the Amendment No. 3 Effective Date, upon each Replacement Lender’s execution of this Amendment, each Replacement Lender shall (i) become a “Lender” under the Credit Agreement and shall be entitled to the rights, benefits and protections, and subject to the obligations of, “Lenders” under the Credit Agreement (ii) have an aggregate Revolving Commitment as set forth on Schedule I hereto.
(c)On the Amendment No. 3 Effective Date, (i) each Increasing Lender and Replacement Lender shall pay to Administrative Agent, for the account of the Non-Extending Lenders, in such amounts as are determined by the Administrative Agent, the principal of, at par, the Revolving Loans of the Non-Extending Lenders that are outstanding on the Amendment No. 3 Effective Date and (ii) the Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders immediately prior to the Amendment No. 3 Effective Date, the interest accrued to the Amendment No. 3 Effective Date on the outstanding principal amount of Revolving Loans and all other amounts accrued and unpaid or otherwise owed under the Credit Agreement on the Amendment No. 3 Effective Date.
(d)For the avoidance of doubt, the parties hereby acknowledge and agree that (i) on the Amendment No. 3 Effective Date, any Non-Extending Lender shall, automatically upon receipt of the amount necessary to repay any Revolving Loans outstanding under such Lender’s Non-Extended Commitments, at par, and all accrued interest thereon, be deemed to have assigned its Non-Extended Commitment to the Increasing Lenders and Replacement Lenders and, accordingly, no other action by the Lenders, the Administrative Agent or the Loan Parties shall be required in connection therewith, (ii) in the case of each Term Benchmark Loan outstanding immediately prior to the Amendment No. 3 Effective Date, the Interest Period applicable to such Revolving Loan shall be the Interest Period applicable to such Revolving Loan immediately following the Amendment No. 3 Effective Date and (iii) on the Amendment No. 3 Effective Date, there shall be an automatic adjustment to the participations in Letters of Credit held by each Revolving Lender so that each such Revolving Lender shares ratably in such participations in accordance with its Revolving Commitments set forth on Schedule I hereto.
SECTION 3.Amendments to the Credit Agreement. Effective as of the Amendment No. 3 Effective Date (as defined below):
(a)the existing Schedule 1.1(A) to the Credit Agreement is hereby amended and restated in its entirety as set forth in the attached Schedule I hereto;
(b)the existing Schedule 4.1 to the Credit Agreement is hereby amended and restated in its entirety as set forth in the attached Schedule II hereto;
(c)the existing Schedule 4.15 to the Credit Agreement is hereby amended and restated in its entirety as set forth in the attached Schedule III hereto;
(d)the existing Schedule 7.3(f) to the Credit Agreement is hereby amended and restated in its entirety as set forth in the attached Schedule IV hereto;
(e)the existing Schedule 7.6(e) to the Credit Agreement is hereby amended and restated in its entirety as set forth in the attached Schedule V hereto; and
(f)the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto.
SECTION 4.Effectiveness. This Amendment shall become effective as of the date (the “Amendment No. 3 Effective Date”) on which the following conditions have been satisfied:
(a)The Administrative Agent (or its counsel) shall have received a duly executed and completed counterpart hereof that bears the signature of (i) the Borrower, (ii) each Subsidiary Guarantor, (iii) the Administrative Agent, (iv) each Extending Lender (which collectively constitute the
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Required Lenders immediately prior to the effectiveness of this Amendment), (v) each Increasing Lender, (vi) each Replacement Lender, (vii) each Issuing Lender and (viii) the Swingline Lender.
(b)The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Amendment No. 3 Effective Date.
(c)As of the Amendment No. 3 Effective Date and also after giving effect to any extension of credit on such date, no Default or Event of Default shall have occurred and be continuing.
(d)As of the Amendment No. 3 Effective Date and also after giving effect to any extension of credit on such date, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of the Amendment No. 3 Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date).
(e)The Administrative Agent shall have received, on behalf of itself and the Revolving Lenders, the Issuing Lenders and the Swingline Lender party hereto on the Amendment No. 3 Effective Date (after giving effect hereto), a favorable written opinion of Moore & Van Allen PLLC, special counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.
(f)The Administrative Agent shall have received (i) certificates of each Loan Party, dated the Amendment No. 3 Effective Date, substantially in the form of Exhibit C to the Credit Agreement, with appropriate insertions and attachments, including the certificate of incorporation or articles of incorporation, as applicable, of each Loan Party, certified by the relevant authority of the jurisdiction of organization of such Loan Party and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization.
(g)(i) The Administrative Agent shall have received all documentation and other information with respect to the Borrower and its Subsidiaries that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the requirements of the Beneficial Ownership Regulation, at least three (3) days prior to the Amendment No. 3 Effective Date, any Revolving Lender that has requested, in a written notice to the Borrower at least ten (10) days prior to the Amendment No. 3 Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided, that upon the execution and delivery by such Revolving Lender of its signature page to this Amendment, the condition set forth in this clause (ii) shall be deemed to be satisfied).
SECTION 5.Representations and Warranties. The Borrower and each Subsidiary Guarantor party hereto represents and warrants to the Lenders, the Issuing Lenders, the Swingline Lender and the Administrative Agent that as of the Amendment No. 3 Effective Date:
(a)This Amendment has been duly executed and delivered on behalf of each Loan Party party hereto, and this Amendment and the Credit Agreement constitute a legal, valid and binding obligation of each Loan Party party hereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
(b)Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects on and as of Amendment No. 3 Effective Date as if made on and as of such date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date).
(c)No Default or Event of Default has occurred and is continuing.
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SECTION 6.Effect of this Amendment.
(a)This Amendment is not intended to be, nor shall it constitute, a novation of the Credit Agreement or any other Loan Document. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
(b)On and after the Amendment No. 3 Effective Date, each reference in the Credit Agreement to “this Amendment”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 7.Reaffirmation. The Borrower and each Subsidiary Guarantor hereby confirm and agree, with respect to each Loan Document to which the Borrower or such Subsidiary Guarantor is party to, that all of its obligations, liabilities and indebtedness under such Loan Documents shall remain in full force and effect on a continuous basis regardless of the effectiveness of this Amendment.
SECTION 8.General.
(a)GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
(b)Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP, primary counsel for the Administrative Agent.
(c)Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by email or facsimile transmission (or other electronic transmission) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(d)Headings. The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
(e)Breakfunding Provision. Each Lender that is a party to the Amendment hereby waives its rights to indemnification and payment under Section 3.10 of the Credit Agreement with respect to any repayment of loans on the Amendment No. 3 Effective Date.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.
MSC INDUSTRIAL DIRECT CO., INC.,
as the Borrower
By:    /s/ Kristen Actis-Grande
Name: Kristen Actis-Grande
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 3]

SID TOOL CO., INC.
MSC CONTRACT MANAGEMENT, INC.
J&L AMERICA, INC.
ALL INTEGRATED SOLUTIONS, INC.
MSC ACQUISITION SUBSIDIARY LLC
ENGMAN-TAYLOR, AN MSC COMPANY, LLC,
each as a Subsidiary Guarantor
By:    /s/ Kristen Actis-Grande
Name: Kristen Actis-Grande
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 3]

JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent, a Lender, an Issuing Lender and the Swingline Lender
By:    /s/ Will Price
Name: Will Price
Title: Executive Director

[Signature Page to Amendment No. 3]

BANK OF AMERICA, N.A.,
as a Lender and an Issuing Lender
By:    /s/ Martha Novak
Name: Martha Novak
Title: Senior Vice President

[Signature Page to Amendment No. 3]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender and an Issuing Lender
By:    /s/ Jason Hall
Name: Jason Hall
Title: Vice President

[Signature Page to Amendment No. 3]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender and an Issuing Lender
By:    /s/ Michael Zick
Name: Michael Zick
Title: Executive Director

[Signature Page to Amendment No. 3]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender
By:    /s/ Gregory Timko
Name: Gregory Timko
Title: Vice President

[Signature Page to Amendment No. 3]

REGIONS BANK,
as a Lender
By:    /s/ Ryan Garrey
Name: Ryan Garrey
Title: Vice President

[Signature Page to Amendment No. 3]

Annex A
[See attached.]

$600,000,000
CREDIT AGREEMENT
among
    MSC INDUSTRIAL DIRECT CO., INC.,
    as Borrower,
The Several Lenders from Time to Time Parties Hereto,
~~KEYBANK NATIONAL ASSOCIATION~~
~~and~~
~~REGIONS BANK,~~
~~as Co-Documentation Agents,~~
BANK OF AMERICA, N.A.~~,~~
~~WELLS FARGO~~U.S. BANK~~,~~  NATIONAL ASSOCIATION
and
~~U.S.~~WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents,
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
Dated as of April 14, 2017
as amended by Amendment No. 1, dated as of August 24, 2021, ~~and~~ Amendment No. 2, dated as of May 31, 2023, and Amendment No. 3, dated as of July 16, 2025

JPMORGAN CHASE BANK, N.A.,
BANK OF AMERICA, N.A.~~,~~
~~WELLS FARGO~~U.S. BANK~~,~~  NATIONAL ASSOCIATION
and
~~U.S.~~WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Section 1. DEFINITIONS		1
1.1.	Defined Terms	1
1.2.	Other Definitional Provisions	~~27~~28
1.3.	Divisions	~~28~~30
1.4.	Interest Rate; Benchmark Notification.	30
Section 2. AMOUNTS AND TERMS OF REVOLVING COMMITMENTS		~~28~~30
2.1.	Revolving Commitments	~~28~~30
2.2.	Procedure for Revolving Loan Borrowing	~~28~~31
2.3.	Undrawn Fees, etc.	~~29~~31
2.4.	Termination or Reduction of Revolving Commitments	~~29~~31
2.5.	Swingline Loans	31
~~2.5~~2.6.	L/C Commitment	~~29~~33
~~2.6~~2.7.	Procedure for Issuance of Letter of Credit	~~30~~34
~~2.7~~2.8.	Fees and Other Charges	~~30~~34
~~2.8~~2.9.	L/C Participations	~~30~~34
~~2.9~~2.10.	Reimbursement Obligations of the Borrower	~~31~~35
~~2.10~~2.11.	Obligations Absolute	~~32~~35
~~2.11~~2.12.	Letter of Credit Payments	~~32~~36
~~2.12~~2.13.	Applications	~~32~~36
Section 3. GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT		~~32~~36
3.1.	Optional Prepayments	~~32~~36
3.2.	Conversion and Continuation Options	~~32~~37
3.3.	Limitations on Term Benchmark Tranches	~~33~~37
3.4.	Interest Rates and Payment Dates	~~33~~37
3.5.	Computation of Interest and Fees	~~34~~38
3.6.	Alternate Rate of Interest	~~34~~38
3.7.	Pro Rata Treatment and Payments	~~36~~40
3.8.	Requirements of Law	~~38~~42
3.9.	Taxes	~~39~~43
3.10.	Indemnity	~~42~~46
3.11.	Change of Lending Office	~~42~~46
3.12.	Replacement of Lenders	~~42~~46
3.13.	Borrower Repurchases	~~43~~47
3.14.	Defaulting Lenders	~~43~~47
3.15.	Incremental Facilities.	~~45~~49
3.16.	Extension of Revolving Termination Date	50
Section 4. REPRESENTATIONS AND WARRANTIES		~~46~~52
4.1.	Financial Condition	~~46~~52
4.2.	No Change	~~47~~53
4.3.	Existence; Compliance with Law	~~47~~53
4.4.	Power; Authorization; Enforceable Obligations	~~47~~53
4.5.	No Legal Bar	~~47~~53

4.6.	Litigation	~~48~~53
4.7.	No Default	~~48~~53
4.8.	Ownership of Property; Liens	~~48~~54
4.9.	Intellectual Property	~~48~~54
4.10.	Taxes	~~48~~54
4.11.	Federal Regulations	~~48~~54
4.12.	Labor Matters	~~49~~54
4.13.	ERISA	~~49~~54
4.14.	Investment Company Act; Other Regulations	~~49~~55
4.15.	Subsidiaries	~~49~~55
4.16.	Use of Proceeds	~~50~~55
4.17.	Environmental Matters	~~50~~55
4.18.	Accuracy of Information, etc	~~51~~56
4.19.	Solvency	~~51~~57
4.20.	Anti-Corruption Laws and Sanctions	~~51~~57
4.21.	Affected Financial Institutions	~~51~~57
4.22.	Outbound Investment Rules	57
Section 5. CONDITIONS PRECEDENT		~~51~~57
5.1.	Conditions to Initial Extension of Credit	~~51~~57
5.2.	Conditions to Each Extension of Credit	~~53~~58
Section 6. AFFIRMATIVE COVENANTS		~~53~~59
6.1.	Financial Statements	~~53~~59
6.2.	Certificates; Other Information	~~54~~60
6.3.	Payment of Obligations	~~55~~61
6.4.	Maintenance of Existence; Compliance	~~55~~61
6.5.	Maintenance of Property; Insurance	~~55~~61
6.6.	Inspection of Property; Books and Records; Discussions	~~55~~61
6.7.	Certain Notices	~~55~~61
6.8.	Environmental Laws	~~56~~62
6.9.	Additional Subsidiary Guarantors	~~57~~63
6.10.	Designation of Subsidiaries	~~57~~63
Section 7. NEGATIVE COVENANTS		~~57~~63
7.1.	Financial Condition Covenants	~~57~~63
7.2.	Indebtedness	~~58~~64
7.3.	Liens	~~59~~64
7.4.	Fundamental Changes	~~60~~66
7.5.	Disposition of Property	~~61~~67
7.6.	Investments	~~62~~68
7.7.	Transactions with Affiliates	~~63~~69
7.8.	Changes in Fiscal Periods	~~63~~69
7.9.	Clauses Restricting Subsidiary Distributions	~~64~~69
7.10.	Use of Proceeds	~~64~~70
7.11.	Outbound Investment Rules	70
Section 8. EVENTS OF DEFAULT		~~64~~70
Section 9. THE AGENTS		~~67~~73

9.1.	Appointment	~~67~~73
9.2.	Delegation of Duties	~~67~~73
9.3.	Exculpatory Provisions	~~67~~73
9.4.	Reliance by Administrative Agent	~~67~~73
9.5.	Notice of Default	~~68~~74
9.6.	Non-Reliance on Agents and Other Lenders	~~68~~74
9.7.	Indemnification	~~68~~75
9.8.	Agent in Its Individual Capacity	~~69~~75
9.9.	Successor Administrative Agent	~~69~~76
9.10.	Securitizations	~~69~~76
9.11.	~~Co-Documentation Agents and~~ Co-Syndication Agents; Issuing Lender	~~69~~76
9.12.	Borrower Communications	76
Section 10. MISCELLANEOUS		~~70~~77
10.1.	Amendments and Waivers	~~70~~77
10.2.	Notices	~~71~~79
10.3.	No Waiver; Cumulative Remedies	~~72~~80
10.4.	Survival of Representations and Warranties	~~73~~80
10.5.	Payment of Expenses and Taxes; Limitation of Liability	~~73~~81
10.6.	Successors and Assigns; Participations and Assignments	~~74~~82
10.7.	Adjustments; Set‑off	~~77~~85
10.8.	Counterparts; Electronic Execution	~~78~~86
10.9.	Severability	~~79~~87
10.10.	Integration	~~79~~87
10.11.	Governing Law	~~79~~87
10.12.	Submission To Jurisdiction; Waivers	~~79~~87
10.13.	Acknowledgements	~~80~~88
10.14.	Releases of Guarantees	~~80~~88
10.15.	Confidentiality	~~81~~89
10.16.	WAIVERS OF JURY TRIAL	~~81~~90
10.17.	USA PATRIOT Act.	~~81~~90
10.18.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions.	~~82~~90
10.19.	Acknowledgement Regarding Any Supported QFCs	~~82~~90
10.20.	Payments	~~83~~91
10.21.	Judgment Currency	92

SCHEDULES:
1.1A    Commitments
~~2.5~~2.6    Existing Letters of Credit
4.1    Guarantee Obligations
4.4    Consents, Authorizations, Filings and Notices
4.6    Litigation
4.15    Subsidiaries
7.3(f)    Existing Liens
7.6(e)    Investments
7.7     Transactions with Affiliates

EXHIBITS:
A    Form of Guarantee
B    Form of Compliance Certificate
C    Form of Closing Certificate
D    Form of Assignment and Assumption
E    Form of U.S. Tax Certificate

CREDIT AGREEMENT, dated as of April 14, 2017 (as amended by Amendment No. 1, dated as of August 24, 2021, ~~and~~ Amendment No. 2, dated as of May 31, 2023, and Amendment No. 3, dated as of July 16, 2025, this “Agreement”), among MSC INDUSTRIAL DIRECT CO., INC., a New York corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The parties hereto hereby agree as follows:
SECTION 9.SECTION 1.      DEFINITIONS
1.1.    Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
“ABR”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the New York Fed Bank Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the ABR due to a change in the Prime Rate, the New York Fed Bank Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the New York Fed Bank Rate or the Adjusted Term SOFR Rate, respectively. If the ABR is being used as an alternate rate of interest pursuant to Section 3.6 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.6(b)), then the ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the ABR as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.
“Adjusted Daily Simple SOFR”: an interest rate per annum equal to ~~(a)~~ the Daily Simple SOFR~~, plus (b) 0.11448%~~; provided that if ~~the~~ Adjusted Daily Simple SOFR ~~Rate~~ as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate”: for any Interest Period, an interest rate per annum equal to ~~(a)~~ the Term SOFR Rate for such Interest Period~~, plus (b) in the case of an Interest Period of (1) one month, 0.11448%, (2) three months, 0.26161% and (3) six months, 0.42826%~~; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent”: JPMorgan Chase Bank, N.A., together with its affiliates, as an arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.
“Administrative Questionnaire”: an Administrative Questionnaire in a form supplied by the Administrative Agent to the Borrower or any Lender, as the context requires.
“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by the ability to exercise voting power, contract or otherwise.
“Agents”: the collective reference to the Co-Syndication Agents~~, the Co-Documentation Agents~~  and the Administrative Agent.
“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Incremental Term Loans and (ii) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.
“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.
“Agreement”: as defined in the preamble hereto.
~~“Applicable Margin”: for each Type of Loan, the rate per annum determined pursuant to the Pricing Grid.~~
~~“Application”: an application, in such form as each Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.~~
“~~Approved Fund”~~Agreement Currency: as defined in Section ~~10.6(b)~~10.21.
“Amendment No. 1”: that certain Amendment No. 1, dated as of August 24, 2021, by and among the Borrower, the other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.
“Amendment No. 1 Effective Date” ~~means~~: August 24, 2021.
“Amendment No. 2”: that certain Amendment No. 2, dated as of May 31, 2023, between the Borrower and the Administrative Agent.

“Amendment No. 3”: that certain Amendment No. 3, dated as of July 16, 2025, by and among the Borrower, the other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.
“Amendment No. 3 Effective Date”: July 16, 2025.
“Ancillary Document”: as defined in Section 10.8.
“Anti-Corruption Laws”: all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Margin”: for each Type of Loan, the rate per annum determined pursuant to the Pricing Grid; provided that, for the period commencing on the Amendment No. 3 Effective Date and ending on the date that is three Business Days after the date on which delivery of financial statements for the fiscal quarter ending November 29, 2025, the Applicable Margin shall be based on the rates per annum set forth in Category 3 of the Pricing Grid.
“Application”: an application, in such form as each Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.
“Approved Borrower Portal”: as defined in Section 9.12(a).
“Approved Fund”: as defined in Section 10.6(b).
“Assignee”: as defined in Section 10.6(b).
“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit D.
“Available Revolving Commitment”: as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding.
“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 3.6.
“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark”: initially, with respect to any (i) RFR Loan, the Adjusted Daily Simple SOFR or (ii) Term Benchmark Loan, the Adjusted Term SOFR Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Adjusted Daily Simple SOFR or the Adjusted Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 3.6.
“Benchmark Replacement”: for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1) the Adjusted Daily Simple SOFR; ~~and~~or
(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities.
“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent reasonably decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date”: with respect to any Benchmark, the earliest to occur of the following events with respect to ~~the~~such then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark

(or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (~~c~~3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event”: with respect to any Benchmark, the occurrence of one or more of the following events with respect to ~~the~~such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the New York Fed, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period”: with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced ~~the~~such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.6 and (y) ending at the time that a Benchmark Replacement has replaced ~~the~~such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.6.
“Beneficial Ownership Certification”: a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.
“Benefitted Lender”: as defined in Section 10.7(a).
“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrower”: as defined in the preamble hereto.
“Borrower Communications” as defined in Section 9.12(c).
“Borrowing”: (a) a Revolving Borrowing or (b) a Swingline Borrowing.
“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.
“Business”: as defined in Section 4.17(b).
“Business Day”: a day (other than a Saturday or Sunday) on which banks are open for business in New York City, provided that, in addition to the foregoing, a Business Day shall be~~,~~ any such day that is only a U.S. Government Securities Business Day (a) in relation to ~~Term Benchmark Loans (or, solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 3.6,~~ RFR Loans~~)~~  and any interest rate settings, fundings, disbursements, settlements~~,~~ or payments ~~or~~of any such RFR Loan, or any other dealings of ~~Term Benchmark Loans (or, solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 3.6, RFR Loans), any such day that is a U.S. Government Securities Business Day.~~such RFR Loan and (b) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate.
“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P Global Ratings, a division of S&P Global Inc. (“S&P”) or P-1 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.
“Change in Law”: as defined in Section 3.8(a).
“Closing Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is April 14, 2017.

“CME Term SOFR Administrator”: CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
~~“Co-Documentation Agents”: as of the Closing Date, Citizens Bank, N.A., KeyBank National Association and U.S. Bank National Association and, as of the Amendment No. 1 Effective Date, KeyBank National Association and Regions Bank, each in its capacity as a co-documentation agent in respect hereof.~~
“Co-Syndication Agents”: (a) as of the Closing Date, Bank of America, N.A. and Wells Fargo Bank, National Association ~~and~~, (b) as of the Amendment No. 1 Effective Date, Bank of America, N.A., Wells Fargo Bank, National Association and U.S. Bank National Association and (c) as of the Amendment No. 3 Effective Date, Bank of America, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association, each in its capacity as a co-syndication agent in respect hereof.
“Code”: the Internal Revenue Code of 1986, as amended.
“Commitment”: as to any Lender, the sum of the Incremental Term Loan Commitment and Revolving Commitment of such Lender.
“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower or any Group Member within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower or any Group Member and that is treated as a single employer under Section 414 of the Code.
“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.
“Conduit Lender”: any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 3.8, 3.9, 3.10 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.
“Confidential Information Memorandum”: the Confidential Information Memorandum dated February 2017 and furnished to certain Lenders.
“Consolidated EBITDA”: for any period:

(1) Consolidated Net Income for such period
plus,
(2) without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any non-cash charges or expenses (including for employee stock compensation) (excluding any non-cash charges or expenses representing accruals or reserves in the ordinary course of business for cash charges in a future period) and (f) any extraordinary, unusual or non-recurring expenses or losses, minus,
(3) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (iii) income tax credits (to the extent not netted from income tax expense) and (iv) any other non-cash income (including the reversal of any reserve in respect of items described in clause (e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income), minus,
(4) any cash payments made during such period in respect of items described in clause (2)(e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income (but only to the extent the relevant non-cash expenses or losses were added back to Consolidated Net Income in accordance with clause (2)(e) above).
For the purposes of calculating Consolidated EBITDA for any Reference Period, (i) if at any time during such Reference Period the Borrower or any Restricted Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Restricted Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period and after giving pro forma effect to any adjustments (including, without limitation, operating and expense reductions) as would be permitted to be reflected in pro forma financial information complying with the requirements of

Article 11 of Regulation S-X under the Securities Act of 1933, as amended (and the interpretations of the SEC thereunder).
“Consolidated Interest Coverage Ratio”: for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.
“Consolidated Interest Expense”: for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and Securitizations and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP). For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments received or paid by the Borrower or the Restricted Subsidiaries under interest rate protection agreements, the effect of which is required to be reflected in the Borrower’s income statement under “Interest Expense”.
~~“Consolidated Leverage Ratio”: as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.~~
“Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that (i) there shall be excluded (a) except as provided in the definition of Consolidated EBITDA, the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any of the Restricted Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which the Borrower or any of the Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Restricted Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Restricted Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than any such restrictions permitted pursuant to clause (vi) of Section 7.9 or arising under any Loan Document) or Requirement of Law applicable to such Restricted Subsidiary and (ii) there shall be no exclusion for the consolidated net income attributable to the non-controlling interest (minority interest) in any Joint Venture that is a Restricted Subsidiary.
“Consolidated Net Leverage Ratio”: as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day less the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries as of such date to (b) Consolidated EBITDA for such period.
“Consolidated Tangible Assets”: at any date, the total assets of the Borrower and the Restricted Subsidiaries at such date, as determined on a consolidated basis in accordance with GAAP, less the Intangible Assets of the Borrower and the Restricted Subsidiaries. For purposes of this definition, “Intangible Assets” means the amount of (i) all write-ups in the book value of any asset owned by the Borrower or a Restricted Subsidiary and (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and other intangible assets of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.
“Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness of the Borrower and the Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP and set forth on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries (excluding any items that appear solely in the footnotes thereto in accordance with GAAP).
“Continuing Directors”: the directors of the Borrower on the Closing Date and each other director, if, in each case, either (x) such other director’s nomination for election to the board of directors of the Borrower was recommended by at least a majority of the then Continuing Directors or (y) such other director’s appointment to the board of directors of the Borrower was approved by at least a majority of the then Continuing Directors.
“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity”: any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party”: as defined in Section 10.19.
“Credit Party”: the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender.
“Daily Simple SOFR”: for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.
“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender”: any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has become the subject of a Bail-In Action.
“Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Dollars” and “$”: dollars in lawful currency of the United States.
“Domestic Restricted Subsidiary”: any Restricted Subsidiary organized under the laws of any jurisdiction within the United States.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature”: an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment.
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time, and any final regulations promulgated thereunder.
“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default”: any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Excess Extensions of Credit”: as defined in Section 3.14(c).
“Exchange Act”: as defined in Section 8(j).
“Excluded JV Subsidiary”: (a) any Joint Venture that would require the consent, approval or authorization of any Joint Venture Partner in order to provide a guarantee of the Obligations, unless the consent, approval or authorization of each such Joint Venture Partner has been received and (b) any Person owned directly or indirectly, in whole or in part, by any Joint Venture described in the foregoing clause (a).
“Excluded Swap Obligation”: with respect to any Loan Party, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).
“Existing Credit Agreement”: the Credit Agreement, dated April 22, 2013, among the Borrower, the lenders parties thereto from time to time and JPMorgan Chase Bank, N.A., in its capacity as administrative agent thereunder.
“Existing Letters of Credit”: the letters of credit listed on Schedule ~~2.5~~2.6.
“Existing Revolving Termination Date”: as defined in Section 3.16(a).
“Extending Lender”: as defined in Section 3.16(b).
“Extension Request”: a written request from the Borrower to the Administrative Agent requesting an extension of the Revolving Termination Date pursuant to Section 3.16.
“Facility”: each of (a) the Revolving Commitments and the extensions of credit made thereunder (the “Revolving Facility”) and (b) the respective tranches of Incremental Term Loan Commitments and the Incremental Term Loans made thereunder (each an “Incremental Term Loan Facility”), if any.
“FATCA”: Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any regulations issued thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
~~“FCA”: as defined in Section 1.2(f).~~
“Federal Funds Effective Rate”: for any day, the rate calculated by the New York Fed based on such day’s federal funds transactions by depository institutions, as determined in such manner as shall be set forth on the New York Fed’s Website from time to time, and published on the next succeeding Business Day by the New York Fed as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Fee Payment Date”: (a) the third Business Day following the last day of each March, June, September and December and (b) the last day of the Revolving Commitment Period.
“Floor”: the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate and the Adjusted Daily Simple SOFR shall be zero.
“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as ~~may be specified~~described in the Administrative Questionnaire provided by the Administrative Agent to the Borrower from time to time ~~by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders~~.
“GAAP”: generally accepted accounting principles in the United States as in effect from time to time.
“Governmental Authority”: any nation or government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing), any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).
“Group Members”: the collective reference to the Borrower and the Restricted Subsidiaries.
“Guarantee”: the Guarantee to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A.
“Guarantee Obligation”: as to any Person (the “guaranteeing Person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.
“Historical Financials”: as defined in Section 4.1.
“Honor Date”: as defined in Section ~~2.9~~2.10.
“Immaterial Restricted Subsidiary”: any Restricted Subsidiary the revenues (excluding intercompany revenues) of which for the Reference Period ended as of the end of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 do not exceed $50,000,000.
“Incremental Amendment”: as defined in Section 3.15(d).
“Incremental Term Loan Commitments”: as to any Lender, the obligation of such Lender, if any, to make an Incremental Term Loan to the Borrower in a principal amount not to exceed the amount set forth in the applicable Incremental Amendment governing such Incremental Term Loan.
“Incremental Term Loan Facility”: as defined in the definition of “Facility”.
“Incremental Term Loans”: as defined in Section 3.15(a).
“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f), (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (i) all Securitization Attributable Indebtedness incurred by such Person in connection with any Securitization in which such Person participates, and (j) for the purposes of Section 8(e) only, the Swap Termination Value (but in no event to be an amount less than zero) in respect of Swap Agreements to which such Person is a party. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.
“Indemnitee”: as defined in Section 10.5(c).
“Insolvent”: with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.
“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Interest Payment Date”: (a) as to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Term Benchmark Loan having an Interest Period of three months or less, the last day of such Interest Period and the final maturity date of such Loan, (c) as to any Term Benchmark Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and the final maturity date of such Loan, (d) ~~and~~ as to any RFR Loan (solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 3.6), each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the final maturity date of such Loan ~~and (e~~, (e) as to any Swingline Loan, the day that such Loan is required to be repaid and the final maturity date of such Loan and (f) as to any Loan (other than any Revolving Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof.
“Interest Period”: as to any Term Benchmark Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Term Benchmark Loan and ending one, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Term Benchmark Loan and ending one, three or six months thereafter (or such other period as may be acceptable to all applicable Lenders), as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)     if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
(ii)     the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date or beyond the date final payment is due on the relevant Incremental Term Loans, as the case may be; and
(iii)     any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and
(iv)     no tenor that has been removed from this definition pursuant to Section 3.6(f) shall be available for specification.
“Interim Financials”: as defined in Section 4.1.
“Investments”: as defined in Section 7.6.
“IRS”: the United States Internal Revenue Service.
~~“IRS Form W-8BEN”: the IRS Form W-8BEN-E, for entities, or the IRS Form W-8BEN, for individuals, as applicable.~~
“Issuing Lender”: each of JPMorgan Chase Bank, N.A., Bank of America, N.A., Wells Fargo Bank, National Association, U.S. Bank National Association and any other Revolving Lender reasonably satisfactory to the Administrative Agent and the Borrower that has agreed in its sole discretion to act as an “Issuing Lender” hereunder, or any of their respective affiliates, in each case, in its capacity as issuer of any Letter of Credit. Each reference herein to “the Issuing Lender” shall be deemed to be a reference to the relevant Issuing Lender.
“Joint Venture”: (a) a Subsidiary a portion of the Capital Stock of which is owned by a Person or Persons other than (x) the Group Members and (y) Persons holding directors’ qualifying shares or other similar interests and (b) any Person owned directly or indirectly, in whole or in part, by any Subsidiary described in the foregoing clause (a).
“Joint Venture Partner”: with respect to any Joint Venture at any time, any Person (other than a Group Member or a Person holding directors’ qualifying shares or other similar interests) that owns a portion of the Capital Stock of such Joint Venture at such time.
“Judgment Currency: as defined in Section 10.21.
“L/C Commitment”: as to any Issuing Lender, the amount agreed from time to time by such Issuing Lender in its sole discretion and the Borrower (and notified to the Administrative Agent) as the maximum amount of Letters of Credit that such Issuing Lender is willing to issue at any time for the account of the Borrower hereunder, with the amount of Letters of Credit issued by any Issuing Lender at any time deemed to be equal to the amount of

L/C Obligations at such time attributable to Letters of Credit issued by such Issuing Lender. As of the Amendment No. ~~1~~3 Effective Date, the L/C Commitment of (i) JPMorgan Chase Bank, N.A. is $12,500,000, (ii) Bank of America, N.A. is $12,500,000, (iii) Wells Fargo Bank, National Association is $12,500,000 and (iv) U.S. Bank National Association is $12,500,000.
“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section ~~2.9~~2.10.
“L/C Participants”: with respect to any Letter of Credit, the collective reference to all the Revolving Lenders other than the Issuing Lender that issued such Letter of Credit.
“L/C Sublimit”: $50,000,000.
“Lender Parent”: with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.
“Lender-Related Person”: as defined in Section 10.5(b).
“Lenders”: as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender, any Issuing Lender and the Swingline Lender.
“Letters of Credit”: as defined in Section ~~2.5~~2.6(a).
“Leverage Ratio Step-Up”: as defined in Section 7.1(a).
“Leverage Ratio Step-Up Notice”: as defined in Section 7.1(a).
“Liabilities”: any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
“Loan”: any loan made by any Lender pursuant to this Agreement.
“Loan Documents”: this Agreement, the Guarantee, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.
“Loan Parties”: each Group Member that is a party to a Loan Document.

“Majority Facility Lenders”: with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Incremental Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).
“Material Acquisition”: any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and the Restricted Subsidiaries in excess of $100,000,000.
“Material Adverse Effect”: a material adverse effect on (a) the business, property, results of operations or financial condition of the Borrower and the Restricted Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.
“Material Disposition”: any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of the Restricted Subsidiaries in excess of $100,000,000.
“Material Domestic Restricted Subsidiary”: (a) Sid Tool Co., Inc., MSC Contract Management, Inc., J&L America, Inc., All Integrated Solutions, Inc. ~~and~~, MSC Acquisition Subsidiary LLC and Engman-Taylor, an MSC Company, LLC, (b) any other Domestic Restricted Subsidiary designated by the Borrower as a Material Domestic Restricted Subsidiary, and (c) each other Domestic Restricted Subsidiary (other than any Excluded JV Subsidiary) the revenues (excluding intercompany revenues) of which for the Reference Period ended as of the end of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 exceed $50,000,000; provided that the aggregate revenues (excluding intercompany revenues) of all Domestic Restricted Subsidiaries (other than Excluded JV Subsidiaries) that are not Material Domestic Restricted Subsidiaries for any Reference Period shall not exceed 10% of the aggregate revenues (excluding intercompany revenues) of the Borrower and its Domestic Restricted Subsidiaries (other than Excluded JV Subsidiaries) for such Reference Period (and the Borrower will designate in writing to the Administrative Agent from time to time a Domestic Restricted Subsidiary (or Domestic Restricted Subsidiaries) to be designated as a “Material Domestic Restricted Subsidiary” in order to comply with the foregoing limitation (it being understood and agreed that such designation may be included in, and satisfied by delivery of, a supplement to the Guarantee substantially in the form of Annex A to the Guarantee)).
“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Multiemployer Plan”: a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“New York Fed”: the Federal Reserve Bank of New York.
“New York Fed’s Website”: the website of the New York Fed at http://www.newyorkfed.org, or any successor source.
“New York Fed Bank Rate”: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “New York Fed Bank Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Non-Excluded Taxes”: as defined in Section 3.9(a).
“Non-Extending Lender”: as defined in Section 3.16(a).
“Non-U.S. Lender”: as defined in Section 3.9(d).
“Notes”: the collective reference to any promissory note evidencing Loans.
“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (or, in the case of any Specified Swap Agreement, any Subsidiary Guarantor) to the Administrative Agent or to any Lender (or, in the case of any Specified Swap Agreement, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Letter of Credit, any Specified Swap Agreement or any other document made, delivered or given in connection herewith or therewith, in each case, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.
“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, including any interest, additions to tax or penalties applicable thereto.

“Outbound Investment Rules”: the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.
“Overnight Bank Funding Rate”: for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the New York Fed as set forth on the New York Fed’s Website from time to time, and published on the next succeeding Business Day by the New York Fed as an overnight bank funding rate.
“Participant”: as defined in Section 10.6(c).
“Participant Register”: as defined in Section 10.6(c).
“Patriot Act”: as defined in Section 10.17.
“Payment”: as defined in Section 10.20.
“Payment Notice”: as defined in Section 10.20.
“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
“Permitted Investors”: the collective reference to (a) Mitchell Jacobson, (b) Marjorie Gershwind Fiverson, (c) Erik Gershwind, (d) Stacey Bennett, (e) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of Mitchell Jacobson, Marjorie Gershwind Fiverson, Erik Gershwind or Stacey Bennett including, but not limited to, such one or more organizations to which transfers are deductible for Federal, estate, gift or income tax purposes and (f) any trust, business trust, limited liability company or other entity, the beneficiaries, beneficial owners or equity holders of which include only Mitchell Jacobson, Marjorie Gershwind Fiverson, Erik Gershwind, Stacey Bennett, their spouses, their lineal descendants and any other members of their families, and such one or more organizations to which transfers are deductible for Federal, estate, gift, or income tax purposes.
“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, charitable organization, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Plan”: any employee pension benefit plan (within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan) that is covered by ERISA and in respect of which the Borrower or any Group Member is, or in the case of a Plan that is subject to Section 412 of the Code or Section 302 of ERISA, any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pricing Grid”: the table set forth below.

Consolidated Net Leverage Ratio	Applicable Margin for Revolving Loans that are Term Benchmark Loans	Applicable Margin for Revolving Loans that are ABR Loans	Undrawn Fee Rate
Category 1: Equal to or higher than ~~2.50~~2.75 to 1.00	1.250%	0.250%	0.175%
Category 2: Less than ~~2.50~~2.75 to 1.00, but equal to or higher than ~~1.50~~1.75 to 1.00	1.125%	0.125%	0.125%
Category 3: Less than ~~1.50~~1.75 to 1.00, but equal to or higher than 0.75 to 1.00	1.00%	0.00%	0.100%
Category 4: Less than 0.75 to 1.00	0.875%	0.00%	0.075%

For the purposes of the Pricing Grid, changes in the Applicable Margin resulting from changes in the Consolidated Net Leverage Ratio shall become effective on the date that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements pursuant to Section 6.1 are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Consolidated Net Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1.
“Prime Rate”: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Priority Debt”: without duplication, (a) all Indebtedness of Restricted Subsidiaries which are not Subsidiary Guarantors, (b) all Indebtedness of the Borrower or any of the Restricted Subsidiaries secured by a Lien other than Liens permitted by Section 7.3(a) through Section 7.3(o) and (c) all Indebtedness of the Borrower or any of the Restricted Subsidiaries incurred in connection with any Securitization.
“Properties”: as defined in Section 4.17(a).
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” as defined in Section 10.19.
“Reference Period”: any period of four consecutive fiscal quarters.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Adjusted Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Adjusted Term SOFR Rate, such Benchmark is the Adjusted Daily Simple SOFR, then four U.S. Government Securities Business Days prior to such setting ~~and~~or (3) if such Benchmark is ~~not~~none of the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Register”: as defined in Section 10.6(b).
“Regulation D”: Regulation D of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U”: Regulation U of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Reimbursement Obligation”: the obligation of the Borrower to reimburse each Issuing Lender pursuant to Section ~~2.9~~2.10 for amounts drawn under Letters of Credit issued by such Issuing Lender.
“Related Parties”: with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body”: the Board or the New York Fed, or a committee officially endorsed or convened by the Board or the New York Fed, or any successor thereto.
“Relevant Rate”: (i) with respect to any Term Benchmark Loan, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Borrowing, Adjusted Daily Simple SOFR, as applicable.

“Replaced Incremental Term Loans”: as defined in Section 10.1(d).
“Replacement Lender”: as defined in Section 3.16(c).
“Replacement Term Loans”: as defined in Section 10.1(d).
“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.
“Required Lenders”: at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Incremental Term Loans then outstanding ~~and~~, (ii) the Total ~~Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total~~ Revolving Extensions of Credit then outstanding~~.~~ and (iii) the unused Revolving Commitments; provided that the Revolving Extensions of Credit of any Lender that is the Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Revolving Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 3.14 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the unfunded Revolving Commitment of such Lender shall be determined on the basis of its Revolving Extensions of Credit excluding such excess amount.
“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Response Date”: as defined in Section 3.16(a).
“Responsible Officer”: the chief executive officer, president, chief operating officer, vice president of finance and accounting, vice president of finance, corporate controller or chief financial officer of the Borrower, but in any event, with respect to financial matters, the vice president of finance and accounting, vice president of finance, corporate controller or chief financial officer of the Borrower.
“Restricted Payment”: any payment of dividends, any payment on account of the purchase, redemption, defeasance, retirement or other acquisition of any Capital Stock and any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member.
“Restricted Subsidiary”: any Subsidiary of the Borrower other than an Unrestricted Subsidiary.
“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revolving Borrowing”: Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.
“Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1A (which amount may be increased pursuant to Section 3.15) or in the Assignment and Assumption or Incremental Amendment pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The ~~original~~ amount of the Total Revolving Commitments as of the Amendment No. 3 Effective Date is is $600,000,000.
“Revolving Commitment Period”: the period from and including the Closing Date to the Revolving Termination Date.
“Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding ~~and~~, (b) such Lender’s Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender’s Swingline Exposure at such time.
“Revolving Facility”: as defined in the definition of “Facility”.
“Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans.
“Revolving Loans”: as defined in Section 2.1(a).
“Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the aggregate amount of the Revolving Extensions of Credit then outstanding.
“Revolving Termination Date”: ~~August 24, 2026~~July 16, 2030 or such earlier date on which the Revolving Commitments may terminate pursuant to Section 8 or Section 2.4.
“RFR Borrowing”: as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Loan”: a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.

“Sanctioned Country”: at any time, a country, region or territory which is itself the subject or target of any comprehensive, territorial Sanctions (at the time of this Agreement, the Crimea, so-called Donetsk People’s Republic, so-called Luhansk People’s Republic, and the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea, ~~Sudan~~ and Syria).
“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state or ~~Her~~His Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or ~~Her~~His Majesty’s Treasury of the United Kingdom.
“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.
“Securitization”: any transaction or series of transactions entered into by the Borrower or any Restricted Subsidiary pursuant to which the Borrower or such Restricted Subsidiary, as the case may be, sells, conveys or otherwise transfers to a Securitization Vehicle Securitization Assets of the Borrower or such Restricted Subsidiary (or grants a security interest in such Securitization Assets transferred or purported to be transferred to such Securitization Vehicle), and which Securitization Vehicle finances the acquisition of such Securitization Assets (i) with proceeds from the issuance or sale of Third Party Interests, (ii) with Sellers’ Retained Interests and/or (iii) with proceeds from the sale or collection of Securitization Assets previously purchased by such Securitization Vehicle.
“Securitization Assets”: any accounts receivable owed to or owned by the Borrower or any Restricted Subsidiary (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets (including contract rights) which are of the type customarily transferred in connection with securitizations of accounts receivable and which are sold, transferred or otherwise conveyed by the Borrower or a Restricted Subsidiary to a Securitization Vehicle in connection with a Securitization permitted by Section 7.5.
“Securitization Attributable Indebtedness”: the amount of obligations outstanding under the legal documents entered into as part of any accounts receivable securitization or similar transaction relating to accounts receivable originated by the Borrower or any Restricted

Subsidiary on any date of determination that corresponds to the outstanding net investment (including loans) of, or cash purchase price paid by, the unaffiliated third party purchasers or financial institutions participating in such transaction and, as such, would be characterized as principal if such securitization were structured as a secured lending transaction rather than as a purchase (or, to the extent structured as a secured lending transaction, is principal). For the avoidance of doubt, “Securitization Attributable Indebtedness” shall not include (a) obligations that correspond to a deferred purchase price or other consideration owing to the Borrower or any Restricted Subsidiary funded on a deferred basis from the proceeds of the collections on such receivables, a subordinated interest held by the Borrower or any Restricted Subsidiary or the reserve or over-collateralization established or maintained for the benefit of the unaffiliated third party purchasers or financial institutions participating in such transaction, and (b) obligations arising under uncommitted factoring arrangements and similar uncommitted sale transactions.
“Securitization Vehicle”: a Person that is a direct wholly owned Subsidiary of the Borrower or a Restricted Subsidiary formed for the purpose of effecting one or more Securitizations to which the Borrower or any Restricted Subsidiary transfers Securitization Assets and which, in connection therewith, issues or sells Third Party Interests or Sellers’ Retained Interests; provided that such Securitization Vehicle shall engage in no business other than the purchase of Securitization Assets pursuant to Securitizations permitted by Section 7.5, the issuance or sale of Third Party Interests or other funding of such Securitizations and any activities reasonably related thereto, and provided further that:
(x) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Securitization Vehicle (i) is guaranteed by the Borrower or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of and interest on Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is with recourse to or obligates the Borrower or any Restricted Subsidiary (other than such Securitization Vehicle) in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Borrower or any Restricted Subsidiary (other than such Securitization Vehicle), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;
(y) neither the Borrower nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding with such Securitization Vehicle other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower and other than Standard Securitization Undertakings; and
(z) neither the Borrower nor any Restricted Subsidiary has any obligation to maintain or preserve such Securitization Vehicle’s financial condition or cause such Securitization Vehicle to achieve certain levels of operating results.
“Sellers’ Retained Interests”: the debt or equity interests held by or deferred purchase price payable to the Borrower or any Restricted Subsidiary in a Securitization Vehicle to which Securitization Assets have been transferred in a Securitization permitted by Section 7.5, including any such debt, equity or deferred purchase price received in consideration for the Securitization Assets transferred.
“Single Employer Plan”: any Plan that is covered by Title IV of ERISA.
“SOFR”: a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator”: the New York Fed (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website”: the New York Fed’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date”: as defined in the definition of “Daily Simple SOFR”.
“SOFR Rate Day”: the meaning specified in the definition of “Daily Simple SOFR”.
“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.
“Specified Swap Agreement”: any Swap Agreement between the Borrower or any Subsidiary Guarantor and any Lender or affiliate thereof in respect of interest rates, currency exchange rates or commodity prices.
“Standard Securitization Undertakings”: representations, warranties, covenants, indemnities and guarantees of payment and performance entered into by the Borrower or any Restricted Subsidiary which the Borrower has determined in good faith to be customary in a Securitization, including those relating to the servicing of the assets of a Securitization Vehicle.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Subsidiary Guarantor”: each Material Domestic Restricted Subsidiary, other than any Securitization Vehicle.
“Supported QFC”: as defined in Section 10.19.
“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”.
“Swap Obligation”: as defined in the definition of “Excluded Swap Obligation”.
“Swap Termination Value”: in respect of any Swap Agreement, after taking into account the effect of any legally enforceable netting agreement relating thereto, (a) for any date on or after the date such Swap Agreement has been closed out and the termination value has been determined in accordance therewith, such termination value and (b) for any date prior to the date referenced in clause (a), the amount determined as the mark-to-market value for such Swap Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreement (which may include a Lender or any Affiliate of a Lender).
“Swingline Borrowing”: a borrowing of a Swingline Loan.
“Swingline Exposure”: at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Revolving Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is the Swingline Lender, Swingline Loans made by it that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 3.14 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is the Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender outstanding at such time, less the amount of participations funded by the other Lenders in such Swingline Loans.
“Swingline Lender”: JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates).
“Swingline Loan”: a Loan made pursuant to Section 2.5.
“Term Benchmark”: when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.
“Term Benchmark Tranche”: the collective reference to Term Benchmark Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
“Term SOFR Determination Day”: the meaning assigned to it under the definition of “Term SOFR Reference Rate”.
“Term SOFR Rate”: with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate”: for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum ~~determined~~published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Third Party Interests”: with respect to any Securitization, notes, bonds or other debt instruments, beneficial interests in a trust, undivided ownership interests in receivables or other securities issued or sold for cash consideration by the relevant Securitization Vehicle to banks, financing conduits, investors or other financing sources (other than the Borrower and the Restricted Subsidiaries) the proceeds of which are used to finance, in whole or in part, the purchase by such Securitization Vehicle of Securitization Assets in a Securitization. The amount of any Third Party Interests shall be deemed to equal the aggregate principal, stated or invested amount of such Third Party Interests which are outstanding at such time.
“Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect.
“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.
“Transferee”: any Assignee or Participant.
“Type”: as to any Loan, its nature as an ABR Loan or a Term Benchmark Loan.
“U.S. Government Securities Business Day” ~~means~~: any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person”: (i) for purposes of Sections 4.22 and 7.11 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (ii) for all other purposes, a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime”: as defined in Section 10.19.
“UK Financial Institutions”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Undrawn Fee Rate”: the rate per annum determined pursuant to the Pricing Grid.
“United States”: the United States of America.
“Unrestricted Subsidiary”: (a) any Subsidiary of the Borrower listed as an Unrestricted Subsidiary on Schedule 4.15 hereto and (b) any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.10 after the ~~Closing~~Amendment No. 3 Effective Date.
“Withholding Agents”: the Loan Parties and the Administrative Agent.
“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2.    Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)    As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that, notwithstanding anything to the contrary herein, all accounting or financial terms used herein shall be construed, and all financial computations pursuant hereto shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar effect) to value any Indebtedness or other liabilities of any Group Member at “fair value”, as defined therein), (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or other Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.
(c)    The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)    Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided, further that for purposes of calculating the ratios, requirements or covenants under this Agreement or any other Loan Document, any obligations of a Person under a lease (whether existing on the Closing Date or entered into thereafter) that is not (or would not be) required to be classified and accounted for as a Capital Lease Obligation on a balance sheet of such Person prepared in accordance with GAAP as in effect on December 31, 2015 shall not be treated as a Capital Lease Obligation or Indebtedness pursuant to this Agreement or the other Loan Documents solely as a result of changes in the application of GAAP that become effective after December 31, 2015 (including the avoidance of doubt, any changes as set forth in the FASB ASU 2016-2, Leases (Topic 842)).
(f)    The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.6(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.3.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person.
1.4.    Interest Rate; Benchmark Notification. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a

Benchmark Transition Event, Section 3.6(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 10.SECTION 2.      AMOUNTS AND TERMS OF REVOLVING COMMITMENTS
2.1.    Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Percentage of the L/C Obligations then outstanding and Swingline Exposure then outstanding, does not exceed the amount of such Lender’s Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Term Benchmark Loans or ABR Loans (or, solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 3.6, RFR Loans), as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 3.2. Each Swingline Loan shall be an ABR Loan.
(b)    The Borrower shall repay (i) all outstanding Revolving Loans on the Revolving Termination Date~~.~~ and (ii) to the Administrative Agent, for the account of the Swingline Lender, the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Termination Date and the tenth Business Day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Loans shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.

2.2.    Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 11:00 A.M., New York City time, three Business Days prior to the requested Borrowing Date (or one Business Day prior to the requested Borrowing Date with respect to any borrowing on the Amendment No. 3 Effective Date), in the case of Term Benchmark Loans, (b) ~~1:00 P.M~~11:00 A.M., New York City time, on the requested Borrowing Date, in the case of ABR Loans) or (c) solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 3.6, 11:00 A.M., London time, five Business Days prior to the requested Borrowing Date, in the case of RFR Loans, specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Term Benchmark Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans (including Swingline Loans), $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Term Benchmark Loans, $3,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 2:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent; provided that Swingline Loans shall be made as provided in Section 2.5. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.
2.3.    Undrawn Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender an undrawn fee for the period from and including the date hereof to the last day of the Revolving Commitment Period, computed at the Undrawn Fee Rate on the average daily amount of the unused Revolving Commitment of such Lender during the period for which payment is made. Undrawn fees shall be payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof.
(b)    The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.
2.4.    Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the

Revolving Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.
2.5.    Swingline Loans. (a) Subject to the terms and conditions set forth herein, from time to time during the Revolving Commitment Period, the Swingline Lender severally agrees to make Swingline Loans to the Borrower in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans to exceed $50,000,000 or (ii) any Lender’s Revolving Extensions of Credit exceeding its Revolving Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
(b)    To request a Swingline Loan, the Borrower shall submit a written notice to the Administrative Agent by telecopy or electronic mail (or transmit by electronic communication including an Approved Borrower Portal, if arrangements for such transmission have been approved by the Administrative Agent) not later than 1:00 P.M., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be in a form approved by the Administrative Agent, shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make the requested Swingline Loan available to the Borrower by means of a credit to an account of the Borrower with the Administrative Agent designated for such purpose (or, in the case of a Swingline Loan made to finance the reimbursement of an L/C draft as provided in Section 2.10, by remittance to the Issuing Lender) on the requested date of such Swingline Loan.
(c)    The Swingline Lender may by written notice given to the Administrative Agent require the Lenders to acquire participations in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Revolving Percentage of such Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day no later than 5:00 p.m. New York City time on such Business Day and if received after 12:00 noon, New York City time, on a Business Day shall mean no later than 10:00 a.m. New York City time on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Revolving Percentage of such Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.2 with respect to Loans made by such Lender (and Section 2.2 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower)

in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof. Notwithstanding the foregoing, a Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lender in writing, at least one Business Day prior to the time such Swingline Loan was made, that such Event of Default has occurred and that such Lender will not acquire participations in Swingline Loans made while such Event of Default is continuing.
(d)    The Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 3.4(b). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of the Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of the Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.
(e)    Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as the Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, the Swingline Lender shall be replaced in accordance with Section 2.5(d) above.
~~2.5~~2.6.    L/C Commitment. (a) The Existing Letters of Credit issued under the Existing Credit Agreement prior to the Closing Date, if any, will, from and after the Closing Date, be deemed to be Letters of Credit issued under this Agreement on the Closing Date. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section ~~2.8~~2.9(a), agrees to issue letters of credit (together with the Existing Letters of Credit, the “Letters of Credit”) for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that no Issuing Lender shall have any obligation to issue, amend or extend any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Sublimit, (ii) the aggregate amount of the Available Revolving Commitments would be less than zero or (iii) the amount of L/C Obligations at such time attributable to Letters of Credit issued by such Issuing Lender would exceed the L/C Commitment of such Issuing Lender. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above, unless on or prior to such date, such Letter of Credit is cash collateralized in an amount equal to 105% of the face amount of such Letter ~~and~~of Credit and on such other terms reasonably satisfactory to the Administrative Agent and the applicable Issuing Lender, it being understood and agreed that if the Administrative Agent and the applicable Issuing Lender agree to permit a Letter of Credit to expire after the Revolving Termination Date, notwithstanding any provision of this Agreement to the contrary, each L/C Participant’s participation in such Letter of Credit will terminate on the Revolving Termination Date and such

L/C Participants will have no further obligations to the Issuing Lenders after the Revolving Termination Date).
(b)    No Issuing Lender shall be obligated to issue, amend or extend any Letter of Credit if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any restriction, reserve or capital or liquidity requirement of any applicable Requirement of Law.
~~2.6~~2.7.    Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address, including an Approved Borrower Portal, for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request; provided no Issuing Lender shall be under any obligation to issue a Letter of Credit that would result in more than a total of 30 Letters of Credit outstanding. Upon receipt of any Application, an Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower. The applicable Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. Each Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, a written notice of the issuance of each Letter of Credit issued by it (including the amount thereof).
~~2.7~~2.8.    Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Term Benchmark Loans under the Revolving Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrower shall pay to each Issuing Lender for its own account a fronting fee of 0.125% per annum on the undrawn and unexpired amount of each Letter of Credit issued by such Issuing Lender, payable quarterly in arrears on each Fee Payment Date after the issuance date.
(b)     In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.
~~2.8~~2.9.    L/C Participations. (a) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof), ~~E~~each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lenders to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in each Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued by such Issuing Lender and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant agrees with each Issuing Lender that, if a draft is paid by such Issuing Lender under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against such Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
(b)    If any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section ~~2.8~~2.9(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average New York Fed Bank Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section ~~2.8~~2.9(a)is not made available to the applicable Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of an Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.
(c)    Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section ~~2.8~~2.9(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.
~~2.9~~2.10.    Reimbursement Obligations of the Borrower. If any draft is paid under any Letter of Credit, the Borrower shall reimburse the applicable Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment, not later than 12:00 Noon, New York City time, on (i) the Business Day that the Borrower receives notice of such draft, if such notice is received on such day prior to 10:00 A.M., New York City time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that the Borrower receives such notice (each such date, an “Honor Date”). Each such payment shall be made to the applicable Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts (except to the extent deemed converted to a Revolving Loan as provided below) from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 3.4(b) and (y) thereafter, Section 3.4(c). If the Borrower fails to so reimburse any Issuing Lender by the Honor Date, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing and the amount of such Revolving Lender’s Revolving Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Loan of ABR Loans to be disbursed on the Honor Date in an amount equal to the unreimbursed drawing, without regard to the minimums and multiples specified in Section 2.2 for the principal amount of ABR Loans, but subject to the amount of unutilized portion of the aggregate Available Revolving Commitment and the conditions set forth in Section 5.2 (other than delivery of a notice of borrowing); provided, that if the conditions set forth in Section 5.2 are not satisfied at such time, then no Revolving Loan shall be deemed requested and the Borrower shall not be relieved from its Reimbursement Obligations.
~~2.10~~2.11.    Obligations Absolute. The Borrower’s obligations under this Section 2 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section ~~2.9~~2.10 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.
~~2.11~~2.12.    Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the applicable Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the applicable Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.
~~2.12~~2.13.    Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 2, the provision of this Section 2 shall apply.
SECTION 11.SECTION 3.      GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT
3.1.    Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent (and, in the case of prepayment of Swingline Loans, the Swingline Lender) (confirmed by telecopy or electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the Administrative Agent and, if relevant, the Swingline Lender) no later than 11:00 A.M., New York City time, three Business Days prior thereto (or one Business Day prior to thereto with respect to any prepayment on the Amendment No. 3 Effective Date), in the case of Term Benchmark Loans, no later than 11:00 A.M., New York City time, one Business Day prior thereto, in the case of ABR Loans and, solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 3.6, 11:00 A.M., London time, five Business Days prior thereto, in the case of RFR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Term Benchmark Loans or ABR Loans, no later than 12:00 noon, New York City time, on the date of prepayment ; provided, that if a Term Benchmark Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 3.10. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Prepayments of any tranche of Incremental Term Loans will be in such minimum principal amounts, and shall be applied, as specified in the applicable Incremental Amendment governing such tranche.
3.2.    Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Term Benchmark Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Term Benchmark Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Term Benchmark Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Term Benchmark Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
(b)    Any Term Benchmark Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Term Benchmark Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
3.3.    Limitations on Term Benchmark Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Term Benchmark Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Term Benchmark Loans comprising each Term Benchmark Tranche shall be equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than twenty Term Benchmark Tranches shall be outstanding at any one time.
3.4.    Interest Rates and Payment Dates. (a) Each Term Benchmark Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted Term SOFR Rate determined for such day plus the Applicable Margin.
(b)    Each ABR Loan (including each Swingline Loan) shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.
(c)    (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any undrawn fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such nonpayment until such amount is paid in full (as well after as before judgment).
(d)    Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.
3.5.    Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Adjusted Term SOFR Rate. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.
(b)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 3.4(a).
3.6.    Alternate Rate of Interest.
(a)    Subject to clauses (b), (c), (d), (e)~~,~~ and (f~~) and (g~~) of this Section 3.6, if:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate ~~or the Term SOFR Rate, as applicable~~ (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR; or ~~Daily Simple SOFR, or~~
(ii)     the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate ~~or the Term SOFR Rate, as applicable,~~ for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing~~,~~;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new conversion or continuation request or borrowing request, as applicable, in accordance with the terms of this Agreement~~,~~ (1) any request to convert any Borrowing to, or continue any Borrowing as, a Borrowing of Term Benchmark Loans and any request for a Borrowing of Term Benchmark Loans shall instead be deemed to be a conversion or continuation request or a borrowing request, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.6(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 3.6(a)(i) or (ii) above and (2) any borrowing request that requests an RFR Borrowing shall instead be deemed to be a borrowing request, as applicable, for an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 3.6(a) with respect to ~~the Adjusted Term SOFR~~a Relevant Rate ~~or the~~applicable to such Term Benchmark Loan or ~~SO~~RFR ~~Rate~~Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new conversion or continuation request or borrowing request, as applicable, in accordance with the terms of this Agreement, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan ~~(or the next succeeding Business Day if such day is not a Business Day)~~, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.6(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 3.6(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.
(b)    Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 3.6), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
~~(c)    [Reserved].~~
(~~d~~c)    Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(~~e~~d)    The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event ~~and its related Benchmark Replacement Date~~, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (~~d~~f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any

Lender (or group of Lenders) pursuant to this Section 3.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.6.
(~~f~~e)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Adjusted Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(~~g~~f)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for (i) a Term Benchmark Borrowing ~~of~~, conversion to or continuation of Term Benchmark Loans to be made, converted or continued or (ii) a RFR Borrowing or conversion to RFR Loans, during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any ~~such~~ request for a Term Benchmark Borrowing or RFR Borrowing, as applicable, into a request for a Borrowing of or conversion to (A) solely with respect to any such request for a Term Benchmark Borrowing, an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to ~~the Adjusted Term SOFR~~a Relevant Rate ~~or the~~applicable to such Term Benchmark Loan or ~~SO~~RFR ~~Rate~~Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.6, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan ~~(or the next succeeding Business Day if such day is not a Business Day)~~, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.
3.7.    Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Revolving Lenders hereunder, each payment by the Borrower on account of any undrawn fee and any reduction or termination of the Revolving Commitments of the Revolving Lenders shall be made pro rata according to the respective Revolving Percentages of the Revolving Lenders, except as otherwise permitted in Sections 3.14(e) and 10.1(b).
(b)    Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Incremental Term Loans shall be applied as set forth in the applicable Incremental Amendment governing such tranche of Incremental Term Loans paid.
(c)    Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders, except as otherwise permitted in Sections 3.14(e) and 10.1(b).
(d)    All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to each relevant Lender promptly upon receipt in like funds as received net of any amounts owing by such Lender pursuant to Section 9.7. If any payment hereunder (other than payments on the Term Benchmark Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Term Benchmark Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
(e)    Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the ~~greater of (i) the~~ New York Fed Bank Rate ~~and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation~~, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.
(f)    Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average New York Fed Bank Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.
(g)    If any Lender shall fail to make any payment required to be made by it pursuant to Section ~~2.8~~2.9(a), 3.7(e), 3.7(f) or 9.7, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or any Issuing Lender to satisfy such Lender’s obligations to it under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
3.8.    Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender or other Credit Party with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority (any such occurrence, a “Change in Law”) made subsequent to the date hereof:
(i)    shall subject any Credit Party to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Term Benchmark Loan made by it, or change the basis of taxation of payments to such Lender or Issuing Lender in respect thereof, in each case except for Non-Excluded Taxes covered by Section 3.9 and taxes described in any of Section 3.9(a)(i) through (iv);
(ii)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Adjusted Term SOFR Rate; or
(iii)    shall impose on such Lender any other condition;
(a)and the result of any of the foregoing is to increase the cost to such Lender (or, in the case of (i), to such Lender or Issuing Lender), by an amount that such Lender (or, in the case of (i), such Lender or Issuing Lender) deems to be material, of making, converting into, continuing or maintaining Term Benchmark Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender (or, in the case of (i), such Lender or Issuing Lender), upon its demand, any additional amounts necessary to compensate such Lender (or, in the case of (i), such Lender or Issuing Lender), for such increased cost or reduced amount receivable. If any Lender or Issuing Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.
(c)    Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to or by way of implementing Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted, issued or implemented.
(d)    A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
3.9.    Taxes. (a) All payments made by or on behalf of any Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes, branch profits taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (ii) withholding taxes imposed under FATCA, (iii) taxes that are attributable to a Lender’s failure to comply with the requirements of paragraph (d) of this Section, or (iv) withholding taxes resulting from any Requirement of Law in effect on the date such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Loan Party with respect to such taxes pursuant to this Section 3.9(a); provided, if any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any other Loan Document, as determined in good faith by the applicable Withholding Agent, such amounts shall be paid to the relevant Governmental Authority in accordance with applicable law, and the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) the amounts it would have received had no such withholding or deduction been made.
(b)    In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, unless such Other Taxes are excluded under 3.9(a)(iii).
(c)    Whenever any Non-Excluded Taxes or Other Taxes are payable by a Loan Party, as promptly as possible thereafter such Loan Party shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Loan Party showing payment thereof, a copy of the return reporting such payment or other evidence of payment reasonably satisfactory to the Administrative Agent. If (i) a Loan Party fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority, (ii) a Loan Party fails to remit to the Administrative Agent the required receipts or other required documentary evidence or (iii) any Non-Excluded Taxes or Other Taxes are imposed directly upon the Administrative Agent or any Lender, the applicable Loan Party shall indemnify the Administrative Agent and the Lenders for such amounts and for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure, in the case of (i) and (ii), or any such direct imposition, in the case of (iii).
(d)    (i)    Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding tax with respect to any payments under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.9(d)(ii)(A) through (F) and 3.9(d)(iii) below) shall not be required if in the Lender's judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense (or, in the case of a change in any Requirement of Law, any incremental material unreimbursed cost or expense) or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of such Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 3.9(d). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify such Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.
(ii)    Without limiting the generality of the foregoing, if the Borrower is a U.S. Person, any Lender with respect to such Borrower shall, if it is legally eligible to do so, deliver to such Borrower and the Administrative Agent (in such number of copies reasonably requested by such Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:
(A)    in the case of a Lender that is a U.S. Person, IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    in the case of a Lender that is not a U.S. Person (a “Non-U.S. Lender”) claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the "interest" article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the "business profits" or "other income" article of such tax treaty;
(C)    in the case of a Non-U.S. Lender for whom payments under any Loan Document constitute income that is effectively connected with such Lender's conduct of a trade or business in the United States, IRS Form W-8ECI (or successor form);
(D)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) and (2) a certificate substantially in the form of Exhibit E (a "U.S. Tax Certificate") to the effect that such Lender is not (a) a "bank" within the meaning of Section 881(c)(3)(A) of the

Code, (b) a "10 percent shareholder" of the Borrower within the meaning of Section ~~881~~871(~~c~~h)(3)(B) of the Code or (c) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code;
(E)    in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership or a participating Lender) (1) an IRS Form W-8IMY (or successor form) on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (d)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or
(F)    any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. federal withholding tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of tax (if any) required by law to be withheld.
(iii)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.9(d)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(e)    Each Lender shall indemnify the Administrative Agent for the full amount of any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or similar charges imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.
(f)    If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.9, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.9 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant

Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event and to the extent of the amount the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
(g)    The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
3.10.    Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Term Benchmark Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Term Benchmark Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Term Benchmark Loans on a day that is not the last day of an Interest Period with respect thereto (whether such prepayment is voluntary, mandatory, automatic, by reason of acceleration (including as a result of a bankruptcy filing) or otherwise). Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the lost profits included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the applicable interbank market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
3.11.    Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.8 or 3.9(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage for which it is not indemnified by Borrower, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 3.8 or 3.9(a).

3.12.    Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 3.8 or 3.9(a) or (b) becomes a Defaulting Lender, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 3.11 so as to eliminate the continued need for payment of amounts owing pursuant to Section 3.8 or 3.9(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 3.10 if any Term Benchmark Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 3.8 or 3.9(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.
3.13.    Borrower Repurchases. So long as no Default or Event of Default has occurred and is continuing, the Borrower (or an Affiliate of the Borrower) may from time to time purchase, in accordance with this Section 3.13, Incremental Term Loans from one or more Lenders on a non-pro rata basis pursuant to a Dutch auction or other similar process (open to all Lenders on a pro rata basis), on terms to be agreed between the Borrower (or such Affiliate) and the Lenders agreeing to sell their Incremental Term Loans in such Dutch auction or other similar process; provided that (i) the procedures with respect to any such Dutch auction or other similar process shall be approved by the Administrative Agent (such approval not to be unreasonably withheld), (ii) the principal amount of Incremental Term Loans purchased by the Borrower (or such Affiliate) shall be cancelled and such Incremental Term Loans shall no longer be outstanding for all purposes of this Agreement and the other Loan Documents and (iii) no proceeds of the Revolving Facility shall be used to consummate such purchase. By initiating a Dutch auction or other similar process and repurchasing Incremental Term Loans pursuant to this Section 3.13, the Borrower shall be deemed to represent as of the date of such notice and purchase that the Borrower is not in possession of any information regarding any Loan Party, its assets, its ability to perform its Obligations or any other matter that may be material to a decision by any Lender to participate in such Dutch auction or other similar process or participate in any of the transactions contemplated thereby, that has not previously been disclosed to the Administrative Agent and the Lenders.
3.14.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    fees shall cease to accrue on the unused Commitment of such Defaulting Lender pursuant to Section 2.3;

(b)    the Revolving Commitment and Revolving Extensions of Credit of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;
(c)    if any Swingline Exposure or L/C Obligations exist at the time such Lender becomes a Defaulting Lender then:
(i)    all or any part of the Swingline Exposure and L/C Obligations of such Defaulting Lender (other than, in the case of a Defaulting Lender that is the Swingline Lender, the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Percentage but only to the extent the sum of all non-Defaulting Lenders’ Revolving Extensions of Credit does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments (any such excess, the “Excess Extensions of Credit”);
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Lenders only the Borrower’s obligations corresponding to such Defaulting Lender’s L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as such L/C Obligations are outstanding, in each case only to the extent of the Excess Extensions of Credit;
(iii)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Obligations pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section ~~2.7~~2.8(a) with respect to such Defaulting Lender’s L/C Obligations during the period such Defaulting Lender’s L/C Obligations are cash collateralized;
(iv)    if the L/C Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.3 and Section ~~2.7~~2.8(a) shall be adjusted in accordance with such non-Defaulting Lenders’ Revolving Percentages; and
(v)    if all or any portion of such Defaulting Lender’s L/C Obligations is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Lender or any other Lender hereunder, and letter of credit fees payable under Section ~~2.7~~2.8 with respect to such Defaulting Lender’s L/C Obligations shall be payable to the Issuing Lenders until and to the extent that such L/C Obligations are reallocated and/or cash collateralized; and
(d)    so long as such Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding L/C Obligations will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 3.14(c), and participating interests in any Swingline Exposure related to any newly made Swingline Loan or L/C Obligation related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 3.14(c)(i) (and such Defaulting Lender shall not participate therein).
(e)    Notwithstanding anything to the contrary in Section 3.7, the Borrower may (x) terminate the unused amount of the Revolving Commitment of a Defaulting Lender or (y) repay the principal of and interest on the Revolving Loans then held by the Defaulting Lender, in each case upon not less than three Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof); provided that the Revolving Commitments shall be permanently reduced by the principal amount of any such repayment; provided further, such termination or repayment will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Lender or any Lender may have against such Defaulting Lender.
(b)    If (i) a Bankruptcy Event or Bail-In Action with respect to any Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Swingline Lender or Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and such Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless such Swingline Lender or Issuing Lender, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to such Swingline Lender or Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.
    In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Lenders each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and L/C Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment as the Administrative Agent shall determine may be necessary in order for such Lender (other than Swingline Loans) to hold such Loans in accordance with its Revolving Percentage.

3.15.    Incremental Facilities.
(a)    The Borrower may at any time or from time to time after the ~~Closing~~Amendment No. 3 Effective Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (x) one or more tranches of term loans (each such tranche, an “Incremental Term Loan” and collectively, the “Incremental Term Loans”) or (y) one or more increases in the amount of the Revolving Commitments (each such increase, a “Revolving Commitment Increase” and, together with the “Incremental Term Loans, the “Incremental Loans”); provided that:
(i)    both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below (an “Incremental Loan Closing Date”), no Default or Event of Default shall exist after giving effect to the extension of credit contemplated on the Incremental Loan Closing Date;
(ii)    each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Incremental Loan Closing Date, as if made on and as of such date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); and
(iii)    the Borrower shall be in compliance with the covenants set forth in Section 7.1 determined on a pro forma basis as of the most recently ended Reference Period as if (x) the Incremental Term Loans or (y) the additional Revolving Loans, as applicable, proposed to be borrowed on such Incremental Loan Closing Date had been outstanding and fully borrowed on the first day of such Reference Period of the Borrower for testing compliance therewith (bearing interest throughout the Reference Period at the rate applicable on the relevant Incremental Loan Closing Date).
Each Incremental Term Loan shall be in an aggregate principal amount that is not less than $50,000,000 and each Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $50,000,000 (provided that such amount may be less than $50,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of any Incremental Loans, when taken together with all other Incremental Loans to date, shall not exceed $300,000,000.
(b)    The Incremental Loans shall rank pari passu in right of payment with the Revolving Loans. The Incremental Term Loans (i) shall not mature earlier than the Revolving Termination Date and (ii) shall otherwise be on terms, including with respect to interest rate and amortization, and pursuant to documentation, to be determined by the Borrower, the Administrative Agent and the lenders thereunder. Other than with respect to the Applicable Margin or Undrawn Fee Rate, the terms of the Revolving Commitments and Revolving Loans made pursuant to a Revolving Commitment Increase shall be identical to the terms of the existing Revolving Commitments and Revolving Loans.
(c)    Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Loans. Incremental Term Loans may be made, and Revolving Commitment Increases may be provided, by any existing Lender or by any other bank or other financial institution as determined by the Borrower (any such other bank or other financial institution being called an “Additional Lender”); provided that (i) no Lender shall have any obligation to provide any Incremental Loan or commitment in respect thereof unless it agrees to do so in its sole discretion and (ii) the Administrative Agent shall have consented (not to be unreasonably withheld) to such Additional Lender.
(d)    Commitments in respect of Incremental Term Loans and Revolving Commitment Increases shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Revolving Lender, an increase in such Lender’s applicable Revolving Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. Each Additional Lender executing an Incremental Amendment shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement. The

Borrower will use the proceeds of the Incremental Term Loans and Revolving Commitment Increases for any purpose not prohibited by this Agreement.
(e)    Upon each increase in the Revolving Commitments pursuant to this Section, (i) each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each a “Revolving Commitment Increase Lender”) in respect of such increase, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Revolving Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Commitments of all Revolving Lenders represented by such Revolving Lender’s Revolving Commitment and (ii) if on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Loans made hereunder (reflecting such increase in Revolving Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.10. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
3.16.    Extension of Revolving Termination Date. (a) The Borrower may, by delivering an Extension Request to the Administrative Agent (who shall promptly deliver a copy to each of the Lenders), not less than 60 days in advance of the Revolving Termination Date in effect at such time (the “Existing Revolving Termination Date”), request that the Lenders extend the Existing Revolving Termination Date to the first anniversary of such Existing Revolving Termination Date. Each Lender, acting in its sole discretion, shall, by written notice to the Administrative Agent given not later than the date that is the 20th day after the date of the Extension Request, or if such date is not a Business Day, the immediately following Business Day (the “Response Date”), advise the Administrative Agent in writing whether or not such Lender agrees to the requested extension. Each Lender that advises the Administrative Agent that it will not extend the Existing Revolving Termination Date is referred to herein as a “Non-Extending Lender”; provided, that any Lender that does not advise the Administrative Agent of its consent to such requested extension by the Response Date and any Lender that is a Defaulting Lender on the Response Date shall be deemed to be a Non-Extending Lender. The Administrative Agent shall notify the Borrower, in writing, of the Lenders’ elections promptly following the Response Date. The election of any Lender to agree to such an extension shall not obligate any other Lender to so agree. The Revolving Termination Date may be extended no more than two times pursuant to this Section 3.16.
(b)    (i) If, by the Response Date, Lenders holding Commitments that aggregate 50% or more of the total Commitments shall constitute Non-Extending Lenders, then the Existing Revolving Termination Date shall not be extended and the outstanding principal balance of all Loans and other amounts payable hereunder shall be payable, and the Commitments shall terminate, on the Existing Revolving Termination Date in effect prior to such extension.
(ii)    If (and only if), by the Response Date, Lenders holding Commitments that aggregate more than 50% of the total Commitments shall have agreed to extend the Existing Revolving Termination Date (each such consenting Lender, an “Extending Lender”), then effective on and as of the effective date of the applicable extension under this Section 3.16, the

Revolving Termination Date for such Extending Lenders shall be extended to the first anniversary of the Existing Revolving Termination Date (subject to satisfaction of the conditions set forth in Section 3.16). In the event of such extension, the Commitment of each Non-Extending Lender shall terminate on the Existing Revolving Termination Date in effect for such Non-Extending Lender prior to such extension and the outstanding principal balance of all Loans and other amounts payable hereunder to such Non-Extending Lender shall become due and payable on such Existing Revolving Termination Date and, subject to Section 3.16(c) below, the total Commitments hereunder shall be reduced by the Commitments of the Non-Extending Lenders so terminated on such Existing Revolving Termination Date.
(c)    In the event of any extension of the Existing Revolving Termination Date pursuant to Section 3.16(b)(ii), the Borrower shall have the right on or before the Existing Revolving Termination Date, at its own expense, to require any Non-Extending Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.6) all its interests, rights (other than its rights to payments pursuant to Section 3.8, Section 3.9, Section 3.10, or Section 10.5 arising prior to the effectiveness of such assignment) and obligations under this Agreement to one or more banks or other financial institutions identified to the Non-Extending Lender by the Borrower, which may include any existing Lender (each a “Replacement Lender”); provided that (i) such Replacement Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent and each Issuing Lender (such approvals to not be unreasonably withheld) to the extent the consent of the Administrative Agent or the Issuing Lenders would be required to effect an assignment under Section 10.6(b), (ii) such assignment shall become effective as of a date specified by the Borrower (which shall not be later than the Existing Revolving Termination Date in effect for such Non-Extending Lender prior to the effective date of the requested extension) and (iii) the Replacement Lender shall pay to such Non-Extending Lender in immediately available funds on the effective date of such assignment the principal of and interest accrued to the date of payment on the outstanding principal amount Loans made by it hereunder and all other amounts accrued and unpaid for its account or otherwise owed to it hereunder on such date.
(d)    As a condition precedent to each such extension of the Existing Revolving Termination Date pursuant to Section 3.16(b)(ii), the Borrower shall (i) deliver to the Administrative Agent a certificate of the Borrower dated as of the Existing Revolving Termination Date signed by a Responsible Officer of the Borrower certifying that, as of such date, both before and immediately after giving effect to such extension, (A) the representations and warranties of the Borrower set forth in this Agreement shall be true and correct and (B) no Event of Default or Default shall have occurred and be continuing and (ii) first make such prepayments of the outstanding Loans and second provide such cash collateral (or make such other arrangements satisfactory to the applicable Issuing Lender) with respect to the outstanding Letters of Credit as shall be required such that, after giving effect to the termination of the Commitments of the Non-Extending Lenders pursuant to Section 3.16(b) and any assignment pursuant to Section 3.16(c), the aggregate Revolving Extensions of Credit less the face amount of any Letter of Credit supported by any such cash collateral (or other satisfactory arrangements) so provided does not exceed the aggregate amount of Commitments being extended.
(e)    For the avoidance of doubt, (i) no consent of any Lender (other than the existing Lenders participating in the extension of the Existing Revolving Termination Date) shall be required for any extension of the Revolving Termination Date pursuant to this Section 3.16 and (ii) the operation of this Section 3.16 in accordance with its terms is not an amendment subject to Section 10.1.
SECTION 12.SECTION 4.      REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:
4.1.    Financial Condition. The audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at ~~August 30, 2014, August 29, 2015 and~~ September 3, ~~2016~~2022, September 2, 2023 and August 31, 2024, and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for the fiscal years ended on such dates (collectively, the “Historical Financials”), reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at ~~Dec~~November ~~3~~30, ~~2016~~2024, March 1, 2025 and May 31, 2025, and the related unaudited consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for the 3-month period ended on such date (collectively, the “Interim Financials”), present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the 3-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein) and the omission in unaudited consolidated financial statements of the information and footnotes not required under GAAP to be included in interim unaudited financial information. As of the ~~Closing~~Amendment No. 3 Effective Date, except as set forth on Schedule 4.1, no Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from ~~September 3, 2016~~August 31, 2024 to and including the ~~Closing~~Amendment No. 3 Effective Date there has been no Disposition by any Group Member of any material part of its business or property.
4.2.    No Change. Since August ~~29~~31, ~~2020~~2024, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.
4.3.    Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except, with respect to any Restricted Subsidiary that is not a Loan Party, where the failure to be in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.4.    Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
4.5.    No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof does not contravene, or constitute a default under, any Requirement of Law or any material Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation.
4.6.    Litigation. Except as set forth on Schedule 4.6 attached hereto, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that is reasonably likely to be determined adversely and, if so adversely determined, could reasonably be expected to have a Material Adverse Effect.
4.7.    No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
4.8.    Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, in each case material to its business and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, and none of such property is subject to any Lien except as permitted by Section 7.3.
4.9.    Intellectual Property. Each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. As of the ~~Closing~~Amendment No. 3 Effective Date, no material claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property. The use of such Intellectual Property by each Group Member does not infringe on the rights of any Person in any material respect, except where such infringement, individually or in the aggregate, does not have a Material Adverse Effect.
4.10.    Taxes. Each Group Member has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (a) the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; no material tax Lien has been filed (other than a tax Lien described in Section 7.3(a)~~)~~, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge, other than any such tax, fee or other charge described in clauses (a) or (b) above.
4.11.    Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.
4.12.    Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.
4.13.    ERISA. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (a) each Plan has complied in all respects with the applicable provisions of ERISA and the Code; (b) neither a Reportable Event nor any failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred with respect to any such Plan during the five-year period prior to the date on which this representation is made or deemed made; and (c) neither the Borrower, any Group Member, nor any Commonly Controlled Entity has filed, pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, an application for a waiver of the minimum funding standard with respect to any Plan, or failed to make by its due date a required installment to any Single Employer Plan under Section 430(j) of the Code, and there has been no determination that any Single Employer Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA). No termination of a Single Employer Plan or Multiemployer Plan has occurred that has resulted or is likely to result in material liability to the Group Members, and no Lien in favor of the PBGC or such a Plan has arisen with respect to any Single Employer Plan during the five-year period prior to the date on which this representation is made or deemed made. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount that is material to the Group Members. Neither the Borrower, any Group Member nor any Commonly Controlled Entity has failed to make any required contribution to a Multiemployer Plan when due or had a complete or partial withdrawal from any Single Employer Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA with respect to the Group Members, and the Group Members would not become subject to any material liability under ERISA if the Borrower, any Group Member or any Commonly Controlled Entity were to withdraw completely from all Single Employer Plans and, to the Borrower’s knowledge, all Multiemployer Plans, as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither Borrower, any Group Member nor any Commonly Controlled Entity has received any notice (i) concerning the imposition of liability as a result of a complete or partial withdrawal from a Multiemployer Plan or that any Multiemployer Plan is, or is expected to be, Insolvent, or terminated (within the meaning of Section 4041A of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or (ii) from the PBGC or a Plan administrator relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA.
4.14.    Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board and applicable insolvency law after the commencement of an insolvency proceeding) that limits its ability to incur Indebtedness.
4.15.    Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Amendment No. ~~1~~3 Effective Date to reflect changes after the Amendment No. ~~1~~3 Effective Date, (a) Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and whether such Subsidiary is a

Restricted Subsidiary or an Unrestricted Subsidiary, and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than (i) stock options, restricted stock units, restricted stock, stock appreciation rights and other rights and equity incentive awards granted to employees, consultants or directors pursuant to any equity incentive plan, savings plan or employee stock purchase plan of the Borrower and (ii) directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.
4.16.    Use of Proceeds.
The proceeds of the Revolving Loans and the Letters of Credit shall be used to (a) repay amounts owed under the Existing Credit Agreement and (b) provide for the working capital needs and general corporate purposes of the Borrower and its Subsidiaries, including acquisitions and other Investments permitted by the terms of this Agreement.
4.17.    Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
(a)    neither any Group Member nor, to the knowledge of the Borrower, any other Person has caused the facilities and properties owned, leased or operated by any Group Member (the “Properties”) to contain, or to have previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;
(b)    no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;
(c)    neither any Group Member nor, to the knowledge of the Borrower, any other Person have transported or disposed of Materials of Environmental Concern from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;
(d)    no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e)    there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;
(f)    the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and
(g)    no Group Member has assumed any liability of any other Person under Environmental Laws.
4.18.    Accuracy of Information, etc.
(a)    No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished in writing by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made; provided, however, that the projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
(b)    As of the Amendment No. ~~1~~3 Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Amendment No. ~~1~~3 Effective Date to any Lender in connection with this Agreement, if any, is true and correct in all respects.
4.19.    Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.
4.20.    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees, and to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.
4.21.    Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
4.22.    Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
SECTION 13.SECTION 5.      CONDITIONS PRECEDENT
5.1.    Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction (or waiver), prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent (it being understood and agreed that the following conditions precedent were satisfied on the Closing Date):
(a)    Credit Agreement; Notes; Guarantee. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1A, (ii) a Note in favor of each Lender that has requested a Note at least two Business Days prior to the Closing Date, executed and delivered by the Borrower, and (iii) the Guarantee, executed and delivered by the Borrower and each Subsidiary Guarantor.
(b)    Existing Credit Agreement. All amounts outstanding under the Existing Credit Agreement shall be simultaneously paid in full, all outstanding commitments thereunder shall be terminated and any liens securing the obligations thereunder shall be released; provided that, each Lender hereto that is a lender under the Existing Credit Agreement hereby waives the notice requirements set forth in Sections ~~2.9~~2.10 and 3.1 of the Existing Credit Agreement with respect to the repayment of the Existing Credit Agreement contemplated by this clause (b).
(c)    Financial Statements. The Lenders shall have received the Historical Financials and Interim Financials described in Section 4.1.
(d)    Approvals. All governmental and third party approvals necessary in connection with the continuing operations of the Group Members and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.
(e)    Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.
(f)    Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) certificates of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation or articles of incorporation, as applicable, of each Loan Party, certified by the relevant authority of the jurisdiction of organization of such Loan Party and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization.
(g)    Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:
(i)    the legal opinion of Curtis, Mallet-Prevost, Colt & Mosle LLP, counsel to the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent; and
(ii)    the legal opinion of local counsel to the Borrower and its Subsidiaries in each jurisdiction as the Administrative Agent may reasonably require.
Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.
(h)    Patriot Act. The Administrative Agent shall have received all documentation and other information with respect to the Borrower and its Subsidiaries that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
5.2.    Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:
(a)    Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date).
(b)    No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and each issuance, renewal or extension of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.
SECTION 14.SECTION 6.      AFFIRMATIVE COVENANTS
The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (except to the extent cash collateralized in the manner set forth in Section ~~2.5~~2.6(a)) or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder (other than unmatured contingent reimbursement and indemnification obligations), the Borrower shall and shall cause each of its Restricted Subsidiaries to:
6.1.    Financial Statements. Furnish to the Administrative Agent and each Lender:
(a)    as soon as available, but in any event within 90 days (or such shorter period as the SEC shall specify for the filing of annual reports on Form 10-K) after the end of each fiscal year of the Borrower plus the term of any extensions permitted to be taken by the Borrower in accordance with SEC rules and regulations in respect of such annual reports, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing; and
(b)    as soon as available, but in any event not later than 45 days (or such shorter period as the SEC shall specify for the filing of quarterly reports on Form 10-Q) after the end of each of the first three quarterly periods of each fiscal year of the Borrower plus the term of any extensions permitted to be taken by the Borrower in accordance with SEC rules and regulations in respect of such quarterly reports, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as presenting fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of their operations and their cash flows for the period then ended (subject to normal year-end audit adjustments).
All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.
Information required to be delivered pursuant to this Section 6.1 shall be deemed to have been delivered to the Lenders on the date on which such information has been posted on the Borrower’s website on the

Internet at www.mscdirect.com or is available on the website of the SEC at www.sec.gov (to the extent such information has been posted or is available as described in such notice). Information required to be delivered pursuant to this Section 6.1 may also be delivered by electronic communication pursuant to procedures approved by the Administrative Agent pursuant to Section 10.2.
6.2.    Certificates; Other Information. Furnish to the Administrative Agent and each Lender (or, in the case of clause (c), to the relevant Lender):
(a)    concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;
(b)    simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.1(a) and 6.1(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;
(c)    within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC (it being understood that information required to be delivered pursuant to this Section 6.2(c) (i) shall be deemed to have been delivered to the Lenders on the date on which such information has been posted on the Borrower’s website on the Internet at www.mscdirect.com or is available on the website of the SEC at www.sec.gov (to the extent such information has been posted or is available as described in such notice) and (ii) may also be delivered by electronic communication pursuant to procedures approved by the Administrative Agent pursuant to Section 10.2); and
(d)    promptly, (x) such additional financial and other information as any Lender may from time to time reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.
6.3.    Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations (including taxes) of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member or where such failure to pay, discharge or otherwise satisfy could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
6.4.    Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) maintain in effect and enforce policies and procedures designed to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
6.5.    Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.
6.6.    Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law, in each case in all material respects, shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender, upon reasonable prior notice and during normal business hours, to visit and inspect any of its properties and examine and make abstracts from any of its books and records as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants.
6.7.    Certain Notices. Promptly (and in any event within five Business Days, except as set forth in clause (e) below) give notice to the Administrative Agent and each Lender (with respect to clauses (a) through (c) and (f)) and to the Administrative Agent (with respect to clauses (d) and (e)) after any Responsible Officer obtains knowledge of:
(a)    the occurrence of any Default or Event of Default;
(b)    any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c)     any litigation or proceeding affecting any Group Member (i) which is reasonably likely to be adversely decided and, if adversely decided, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) in which any material injunctive or similar relief is sought or (iii) which relates to any Loan Document;
(d)    the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan that is likely to result in material liability to the Group Members; the failure of Borrower, any Group Member or any Commonly Controlled Entity to make any required contribution to a Plan; the determination that any Single Employer Plan is in “at risk” status; the creation of any Lien against Borrower, any Group Member or any Commonly Controlled Entity with respect to a Single Employer Plan in favor of the PBGC or such a Plan; or any withdrawal by Borrower, any Group Member or any Commonly Controlled Entity from, or the termination of, any Single Employer Plan; (ii) the failure of Borrower, any Group Member or any Commonly Controlled Entity to make any required contribution to a Multiemployer Plan; any withdrawal of Borrower, any Group Member or any Commonly Controlled Entity from, or termination of, any Multiemployer Plan; or the receipt by Borrower, any Group Member, or any Commonly Controlled Entity of (A) any notice concerning the Insolvency of, any Multiemployer Plan or (B) a determination that any such Multiemployer Plan is in “endangered” or “critical” status; or (iii) the institution of proceedings or the taking of any other action by the PBGC against the Borrower, any Group Member, any Commonly Controlled Entity, or any Multiemployer Plan with respect to (A) any withdrawal from, or termination of, any Plan or Multiemployer Plan or (B) the Insolvency of any Multiemployer Plan;
(e)    upon reasonable request of the Administrative Agent and promptly following receipt thereof from the administrator or sponsor of the applicable Multiemployer Plan, copies of any documents or notices described in Sections 101(k) or 101(l) of ERISA that Borrower, any Group Member or any Commonly Controlled Entity may request with respect to any Multiemployer Plan; and
(f)    any development or event that has had or could reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.
6.8.    Environmental Laws. (a) Comply in all material respects with, and use its commercially reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use its commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, in each case except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)    Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, in each case except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.9.    Additional Subsidiary Guarantors. With respect to any Subsidiary (other than a Securitization Vehicle) that becomes a Material Domestic Restricted Subsidiary after the Closing Date or any new Material Domestic Restricted Subsidiary (other than a Securitization Vehicle) created or acquired after the Closing Date, promptly (i) cause such Material Domestic Restricted Subsidiary (A) to execute and deliver to the Administrative Agent a supplement to the Guarantee substantially in the form of Annex A to the Guarantee and (B) to deliver to the Administrative Agent a certificate of such Domestic Restricted Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (ii) if requested by the Administrative Agent, deliver to the Administrative Agent a legal opinion relating to the matters described above, which opinion shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
6.10.    Designation of Subsidiaries. By action of its board of directors, the Borrower may at any time after the Closing Date designate any Restricted Subsidiary or any newly created or acquired Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation on a pro forma basis, no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower shall be in compliance, on a pro forma basis, with the financial covenants set forth in Section 7.1, (iii) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer certifying as to the satisfaction of the conditions in clauses (i) and (ii) above and setting forth in reasonable detail the calculations necessary to determine compliance with the condition in clause (ii) above, (iv) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated as an Unrestricted Subsidiary and (v) no Subsidiary of an Unrestricted Subsidiary may be a Restricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s or its Restricted Subsidiary’s (as applicable) Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (a) the incurrence at the time of such designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (b) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s or its Restricted Subsidiary’s (as applicable) Investment in such Subsidiary.
SECTION 15.SECTION 7.      NEGATIVE COVENANTS
The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (except to the extent cash collateralized in the manner set forth in Section ~~2.5~~2.6(a)) or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder (other than unmatured contingent reimbursement and indemnification obligations), the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
7.1.    Financial Condition Covenants.
(a)    Consolidated Net Leverage Ratio. As of the last day of any fiscal quarter (commencing with the fiscal quarter ended on or about ~~December~~June 3, ~~2016~~2025), permit the Consolidated Net Leverage Ratio for the Reference Period ending on such day to exceed ~~3.00~~3.50 to 1.00; provided that, in the event that (i) the Borrower or any of its Restricted Subsidiaries completes a Material Acquisition and (ii) on or prior to the date of the consummation of such Material Acquisition, the Borrower delivers written notice to the Administrative Agent of its intention to (A) consummate such Material Acquisition and (B) activate a Leverage Ratio Step-Up in connection therewith (any such written notice, a “Leverage Ratio Step-Up Notice”), the Consolidated Net Leverage Ratio set forth above shall be temporarily increased to ~~3.50~~4.00 to 1.00 for the succeeding four consecutive fiscal quarters, commencing with the fiscal quarter in which such Material Acquisition occurs (each such temporary increase, a “Leverage Ratio Step-Up”); provided that the Borrower shall not deliver more than one Leverage Ratio Step-Up Notice during any period of eight consecutive fiscal quarters (and any Leverage Ratio Step-Up Notice delivered in violation of this proviso shall be deemed to be null and void).
(b)    Consolidated Interest Coverage Ratio. As of the last day of any fiscal quarter (commencing with the fiscal quarter ended on or about December 3, 2016), permit the Consolidated Interest Coverage Ratio for the Reference Period ending on such day to be less than 3.00 to 1.00.
7.2.    Indebtedness. (a) Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness of the Borrower or any Subsidiary Guarantor if, after giving effect thereto, on a pro forma basis, the Borrower would not be in compliance with Section 7.1(a) as of the last day of the immediately preceding fiscal quarter for which financial statements have been delivered pursuant to Section 6.1; provided that (i) if such Indebtedness is incurred in connection with a Material Acquisition permitted under this Agreement, for purposes of complying with the Consolidated Net Leverage Ratio in Section 7.1(a), (x) Consolidated EBITDA of the Borrower and the Restricted Subsidiaries shall be calculated on a pro forma basis to give effect to such Material Acquisition in the manner set forth in clause (ii) of the last paragraph of the definition of “Consolidated EBITDA” hereunder and (y) if the Borrower has delivered a Leverage Ratio Step-Up Notice in connection with such Material Acquisition in accordance with Section 7.1(a) above, the maximum Consolidated Net Leverage Ratio for purposes of such compliance shall be 3.50 to 1.00 and (ii) subject to Section 7.6(g), the Borrower and the Subsidiary Guarantors shall be permitted to create, issue, incur, assume, become liable in respect of and suffer to exist Indebtedness owing to the Borrower or any Subsidiary of the Borrower.
(b)    Create, issue, assume, become liable in respect of or suffer to exist any Priority Debt, except:
(i)    Indebtedness incurred in connection with Securitizations permitted by Section 7.5;
(ii)    subject to the limitations set forth in Section 7.6(g), (A) Indebtedness of the Borrower or any Subsidiary Guarantor owing to the Borrower or any Subsidiary of the

Borrower, (B) Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor owing to the Borrower or any Subsidiary Guarantor and (C) Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor owing to any other Restricted Subsidiary that is not a Subsidiary Guarantor; and
(iii)    other Priority Debt, provided that, at the time of creation, issuance, incurrence, assumption, becoming liable in respect thereof or existence thereof and after giving effect thereto, the sum of (x) the aggregate amount of Priority Debt (other than Priority Debt permitted by clauses (i) and (ii) of this Section 7.2(b)) then outstanding plus (y) the aggregate amount of Investments made pursuant to Section 7.6(g) by the Borrower and the Subsidiary Guarantors in Restricted Subsidiaries that are not Subsidiary Guarantors plus (z) the aggregate amount of Investments made pursuant to Section 7.6(g) by the Borrower and the Restricted Subsidiaries in Unrestricted Subsidiaries does not exceed the greater of $500,000,000 and 20% of Consolidated Tangible Assets as of the last day of the immediately preceding fiscal quarter for which financial statements have been delivered pursuant to Section 6.1.
7.3.    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:
(a)    Liens for taxes or other governmental charges or assessments not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or the Restricted Subsidiaries, as the case may be, in conformity with GAAP;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;
(c)    pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;
(d)    deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, obligations in favor of utility companies, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(e)    easements, rights-of-way, restrictions, defects and irregularities in title and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of the Restricted Subsidiaries;
(f)    Liens in existence on the Amendment No. ~~1~~3 Effective Date listed on Schedule 7.3(f), provided that no such Lien is spread to cover any additional property after the ~~Closing~~Amendment No. 3 Effective Date and that the amount of Indebtedness secured thereby is not increased above the original principal amount thereof;
(g)    Liens securing Indebtedness of the Borrower or any Restricted Subsidiary (including, without limitation, Capital Lease Obligations) permitted under Section 7.2(a) to finance the acquisition, construction or improvement of fixed or capital assets or to secure the purchase price of fixed or capital assets, provided that (i) such Liens shall be created within 90 days of the acquisition, construction or improvement of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than such fixed or capital assets and (iii) the amount of Indebtedness or purchase price obligation secured thereby is not increased above the original principal amount thereof;
(h)    any interest or title of a lessor under any lease entered into by the Borrower or any Restricted Subsidiary in the ordinary course of its business and covering only the assets so leased, and licenses and sublicenses granted by the Borrower or any Restricted Subsidiary in the ordinary course of business;
(i)    Liens in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent under the Loan Documents;
(j)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(k)    Liens in favor of collecting banks arising by operation of law under the Uniform Commercial Code covering only the items being collected upon and Liens (including the right of set-off) in favor of a bank or other depository institution arising in the ordinary course of business as a matter of law encumbering deposits;
(l)    Liens arising from the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignments of goods;
(m)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sales of goods (including Article 2 of the UCC), and Liens that are contractual rights of set-off relating to purchase orders and other similar agreements, in each case entered into in the ordinary course of business;
(n)    Liens created pursuant to attachment, garnishee orders or other process in connection with pre-judgment court proceedings, and Liens securing judgments for the payment of money not constituting an Event of Default under Section 8(h);
(o)    Liens on assets subject to, and incurred under, merger agreements, stock or asset purchase agreements and similar purchase agreements in respect of the Disposition of such assets by the Borrower or any Restricted Subsidiary in a Disposition permitted hereunder;
(p)    Liens on any asset at the time the Borrower or any Restricted Subsidiary acquired such asset and Liens on the assets of a Person existing at the time such Person was acquired by the Borrower or any Restricted Subsidiary, including any acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or any Restricted Subsidiary; subject to the condition that (i) any such Lien may not extend to any other asset of the Borrower or any Restricted Subsidiary; and (ii) any such Lien shall not have been created in contemplation of or in connection with the transaction or series of transactions pursuant to which such asset or Person was acquired by the Borrower or any Restricted Subsidiary;
(q)    Liens on Securitization Assets in connection with Securitizations permitted by Section 7.5;

(r)    Liens securing Priority Debt permitted to be incurred by Section 7.2(b);
(s)    Liens that secure Swap Agreements to which the Borrower or any Restricted Subsidiary is a party, provided that the aggregate fair market value of all assets subject to such Liens does not at any time exceed $30,000,000 in the aggregate; and
(t)    Liens not otherwise permitted under this Section 7.3, provided that the aggregate fair market value of all assets subject to such Liens does not at any time exceed $30,000,000 in the aggregate.
7.4.    Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:
(a)    (i) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that a Subsidiary Guarantor shall be the continuing or surviving corporation), (ii) any Restricted Subsidiary that is not a Subsidiary Guarantor may be merged or consolidated with or into any other Restricted Subsidiary that is not a Subsidiary Guarantor and (iii) any Unrestricted Subsidiary may be merged or consolidated with or into any Restricted Subsidiary that is not a Subsidiary Guarantor (provided that the Restricted Subsidiary shall be the continuing or surviving corporation);
(b)    (i) any Subsidiary of the Borrower may Dispose of any or all of its assets (A) to the Borrower or any Subsidiary Guarantor (upon voluntary liquidation or otherwise) or (B) pursuant to a Disposition permitted by Section 7.5 and (ii) any Restricted Subsidiary that is not a Subsidiary Guarantor may Dispose of any or all of its assets to any other Restricted Subsidiary that is not a Loan Party;
(c)    any Disposition permitted by Section 7.5 may be effected through a merger, consolidation or amalgamation;
(d)    any Investment expressly permitted by Section 7.6 may be effected through a merger, consolidation or amalgamation; and
(e)    any Restricted Subsidiary (other than a Subsidiary Guarantor) may liquidate, wind up or dissolve if the Borrower determines in good faith that such liquidation, winding-up or dissolution is in the best interest of the Borrower and is not materially disadvantageous to the Lenders.
7.5.    Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:
(a)    the Disposition of obsolete or worn out property in the ordinary course of business;
(b)     the sale of inventory in the ordinary course of business;
(c)    Dispositions permitted by clauses (i)(A) and (ii) of Section 7.4(b);

(d)    the sale or issuance of any Restricted Subsidiary’s Capital Stock to the Borrower or any Subsidiary Guarantor;
(e)    sales of Securitization Assets in Securitizations, provided that (i) each such Securitization is effected on market terms as reasonably determined by the management of the Borrower and (ii) the aggregate amount of Third Party Interests in respect of all such Securitizations does not exceed $~~300,000,000~~400,000,000 at any time outstanding;
(f)    a sale-leaseback by the Borrower or any Restricted Subsidiary of fixed assets for fair market value in a transaction not otherwise prohibited hereunder, provided that (x) such assets were first acquired by the Borrower or any Restricted Subsidiary no earlier than 180 days prior to the date of such sale-leaseback and (y) the fair market value of assets Disposed of pursuant to this paragraph (f) shall not exceed $10,000,000 in the aggregate in any fiscal year;
(g)    the payment of cash dividends to the holders of the Borrower’s outstanding Capital Stock and the payment of cash dividends to the holders of any Restricted Subsidiary’s outstanding Capital Stock on a pro rata basis;
(h)    Dispositions of Cash Equivalents and marketable securities for a purchase price that is not less than fair market value of the Investments being sold in connection with the cash management operations of the Borrower and the Restricted Subsidiaries in the ordinary course of business;
(i)    the sale or issuance of the Borrower’s or any Restricted Subsidiary’s Capital Stock under compensation arrangements and employee benefits plans approved by the board of directors of the Borrower or such Restricted Subsidiary;
(j)    Dispositions of property by the Borrower or any Restricted Subsidiary to the Borrower or any Subsidiary Guarantor;
(k)    Dispositions of property by any Restricted Subsidiary that is not a Subsidiary Guarantor to any other Restricted Subsidiary that is not a Subsidiary Guarantor; and
(l)    the Disposition of other property, provided that, at the time of such Disposition, the fair market value of the property so Disposed, together with the fair market value of all other property Disposed under this Section 7.5(l) during such fiscal year of the Borrower, shall not exceed 25% of Consolidated Tangible Assets (determined as of the last day of the immediately preceding fiscal quarter for which financial statements have been delivered pursuant to Section 6.1).
7.6.    Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:
(a)    extensions of trade credit in the ordinary course of business;
(b)    Investments in Cash Equivalents;
(c)    Guarantee Obligations permitted by Section 7.2;

(d)    Investments consisting of Sellers’ Retained Interests in Securitizations permitted by Section 7.5;
(e)    Investments listed in Schedule 7.6(e) committed on the Amendment No. ~~1~~3 Effective Date;
(f)    Investments received by the Borrower or any Restricted Subsidiary in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
(g)    Investments by the Borrower or any Restricted Subsidiary in the Borrower or any of its Subsidiaries; provided that, (i) the sum of (x) the aggregate amount of Investments made pursuant to this Section 7.6(g) by the Borrower and the Subsidiary Guarantors in Restricted Subsidiaries that are not Subsidiary Guarantors plus (y) the aggregate amount of Investments made pursuant to this Section 7.6(g) by the Borrower and the Restricted Subsidiaries in Unrestricted Subsidiaries plus (z) the aggregate amount of Priority Debt created, issued assumed or incurred by the Borrower and the Restricted Subsidiaries pursuant to Section 7.2(b)(iii) does not exceed the greater of $500,000,000 and 20% of Consolidated Tangible Assets as of the last day of the immediately preceding fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 and (ii) such Investments pursuant to this Section 7.6(g) by the Borrower and the Subsidiary Guarantors in Restricted Subsidiaries that are not Subsidiary Guarantors and such Investments pursuant to this Section 7.6(g) by the Borrower and the Restricted Subsidiaries in Unrestricted Subsidiaries may only be made so long as no Default or Event of Default shall then exist or would exist after giving effect thereto; provided, further, that sum of (i) the aggregate principal amount of Indebtedness of the Unrestricted Subsidiaries outstanding at any time with respect to which the Borrower and the Restricted Subsidiaries have Guarantee Obligations that were incurred pursuant to this Section 7.6(g) plus (ii) the aggregate principal amount of Indebtedness of the Unrestricted Subsidiaries outstanding at such time with respect to which the Borrower and the Restricted Subsidiaries have Guarantee Obligations that were incurred pursuant to Section 7.6(i) does not exceed $300,000,000;
(h)    Investments consisting of loans to employees and officers for travel, housing, relocation and other similar expenses incurred in the ordinary course of business not to exceed $5,000,000 at any time outstanding (so long as such loans do not violate the Sarbanes-Oxley Act of 2002 or any other Requirement of Law); and
(i)    other Investments, provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Borrower shall be in compliance with the covenants set forth in Section 7.1 as of the last day of the immediately preceding fiscal quarter for which financial statements have been delivered pursuant to Section 6.1 after giving effect, on a pro forma basis, to such Investment as if it had occurred on the first day of the relevant period, (iii) in the case of Investments in excess of $100,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer certifying the satisfaction of the foregoing conditions and setting forth in reasonable detail the calculations necessary to determine compliance with clause (ii) above and (iv) the sum of (A) the aggregate principal amount of Indebtedness of the Unrestricted Subsidiaries outstanding at such time with respect to which the Borrower and the Restricted Subsidiaries have Guarantee Obligations that were incurred pursuant to this Section 7.6(i) plus (B) the aggregate principal amount of Indebtedness of the Unrestricted Subsidiaries outstanding at such time with respect to which the Borrower and the Restricted Subsidiaries have Guarantee Obligations that were incurred pursuant to Section 7.6(g) does not exceed $300,000,000.

7.7.    Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Subsidiary Guarantor) unless such transaction is (a)(i) not otherwise prohibited hereunder and (ii) upon fair and reasonable terms no less favorable to the relevant Group Member than it could obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; (b) disclosed or reflected on Schedule 7.7, (c) compensation arrangements, indemnification agreements and employee benefits plans for officers and directors duly approved by the board of directors of the Borrower or such Restricted Subsidiary, or (d) in connection with transactions made in accordance with Section 7.4 or 7.6, provided that this Section 7.7 shall not prohibit any sale of Securitization Assets and other transactions effected as part of Securitizations permitted by Section 7.5.
7.8.    Changes in Fiscal Periods. Except as may be required by GAAP, permit the fiscal year of the Borrower to end on a day other than the Saturday closest to August 31 or change the Borrower’s method of determining fiscal quarters, except, in each case, where (i) the Borrower has given not less than six months prior written notice to the Administrative Agent of any such change and (ii) at the time of such change and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing (it being understood that, if any such change shall cause any fiscal year to be shorter or longer than 12 months or any fiscal quarter to be shorter or longer than three months, any monetary limitations per fiscal year or per fiscal quarter, as applicable, set forth in this Agreement shall be adjusted ratably for such shorter or longer period).
7.9.    Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Restricted Subsidiary, (b) make loans or advances to, or other Investments in, the Borrower or any other Restricted Subsidiary or (c) transfer any of its assets to the Borrower or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions or conditions imposed by any law, rule, regulation, ordinance, order, code, interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority, (iii) customary restrictions and conditions contained in licenses, leases and franchise agreements, (iv) restrictions or conditions in respect of transfers or distributions affecting property or assets subject to a Lien permitted under Section 7.3, (v) restrictions or conditions contained in instruments and agreements evidencing Indebtedness for borrowed money permitted to be incurred under Section 7.2, that are taken as a whole no more restrictive than such restrictions and conditions contained in this Agreement, (vi) restrictions or conditions contained in (A) any joint venture agreements, partnership agreements and other agreements relating to any Joint Venture, provided such restrictions or conditions apply only to the assets or property owned by such Joint Venture or (B) any instruments or agreements evidencing third party Indebtedness for borrowed money incurred by any Joint Venture, provided that such restrictions apply only to the assets or property owned by such Joint Venture and such Indebtedness is not otherwise prohibited by this Agreement, (vii) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary and (viii) customary restrictions contained in any documents relating to any Securitizations, provided such restrictions only apply to the applicable Securitization Vehicle and its assets or the Securitization Assets.
7.10.    Use of Proceeds. Request any Loan or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
7.11.    Outbound Investment Rules. The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
SECTION 16.SECTION 8.      EVENTS OF DEFAULT
If any of the following events shall occur and be continuing:
(a)    the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or
(b)    any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished in writing by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or
(c)    any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Section 7 of this Agreement; or

(d)    any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or
(e)    any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation in respect of Indebtedness, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $50,000,000; or
(f)    (i) any Group Member (other than an Immaterial Restricted Subsidiary that is not a Loan Party) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member (other than an Immaterial Restricted Subsidiary that is not a Loan Party) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member (other than an Immaterial Restricted Subsidiary that is not a Loan Party) any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against any Group Member (other than an Immaterial Restricted Subsidiary that is not a Loan Party) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member (other than an Immaterial Restricted Subsidiary that is not a Loan Party) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member (other than an Immaterial Restricted Subsidiary that is not a Loan Party) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
(g)    (i) the occurrence of any non-exempt “prohibited transaction” (as defined in Section 406 and 408 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any failure to meet the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, any Plan shall be determined to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), or any Lien in

favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Group Member or any Commonly Controlled Entity shall incur any liability in connection with (A) a withdrawal from any Single Employer Plan or Multiemployer Plan, or (B) the Insolvency or termination (within the meaning of Section 4041A of ERISA) of any Multiemployer Plan or determination that any Multiemployer Plan is in “endangered” or “critical” status; or (vi) any other event or condition shall occur or exist with respect to a Plan or Multiemployer Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or
(h)    one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $50,000,000 or more, and all such judgments or decrees shall not have been paid, satisfied, vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;
(i)    this Agreement or the guarantee of the Borrower or any Subsidiary Guarantor contained in the Guarantee shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or
(j)    (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding the Permitted Investors, shall become, or obtain rights to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of voting stock of the Borrower representing more than 35% of the combined voting power of the Borrower’s outstanding voting stock ordinarily having the power to vote for the election of directors of the Borrower or (ii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors;
then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.
SECTION 17.SECTION 9.      THE AGENTS
9.1.    Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.
9.2.    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
9.3.    Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.
9.4.    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex, email or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
9.5.    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
9.6.    Non-Reliance on Agents and Other Lenders. (a) Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Lender, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws) and (iii) it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement.
(b)    Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
(c)    Each Lender acknowledges that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Loan Parties) between the Loan Parties and their Affiliates, on the one hand, and JPMorgan Chase Bank, N.A. and its Affiliates, on the other hand. Without limiting the foregoing, the Loan Parties or their Affiliates may provide information, including updates to previously provided information to JPMorgan Chase Bank, N.A. and/or its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. The Lenders acknowledge that neither JPMorgan Chase Bank, N.A. nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any Loan Party, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of a Loan Party.
9.7.    Indemnification. The Lenders agree to indemnify each Agent and its officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. This Section 9.7 shall not apply with respect to taxes (as to which the provisions of Section 3.9 shall control).
9.8.    Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans (including Swingline Loans) made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
9.9.    Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

9.10.    Securitizations. Each party hereto authorizes the Administrative Agent to enter into customary intercreditor agreements not inconsistent with the provisions hereof, in connection with Securitizations permitted under this Agreement.
9.11.    ~~Co-Documentation Agents and~~ Co-Syndication Agents; Issuing Lenders. (a) None of the ~~Co-Documentation Agents or~~ Co-Syndication Agents shall have any duties or responsibilities hereunder in its capacity as such.
(b)    Each Issuing Lender shall be entitled to the benefits of this Section and have equivalent rights, as are applicable to the Administrative Agent.
9.12.    Borrower Communications. (a) The Administrative Agent, the Lenders and the Issuing Lenders agree that the Borrower may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).
(b) Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Amendment No. 3 Effective Date, a user ID/password authorization system), each of the Lenders, each of the Issuing Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrower that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Lenders and the Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.
(c) THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.
“Borrower Communications” means, collectively, any borrowing request, interest election request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrower to the Administrative Agent through an Approved Borrower Portal.
(a)    Each of the Lenders, each of the Issuing Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(b)    Nothing herein shall prejudice the right of the Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
SECTION 18.SECTION 10.      MISCELLANEOUS
10.1.    Amendments and Waivers. (a) Subject to Section 3.6(b) and (d), Section 3.16 and Section 10.1(e) below, neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall: (i) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligations, extend the scheduled date of any amortization payment in respect of any Incremental Term Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 3.7 without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (v) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (vi) amend, modify or waive any provision of Section 9 or any other provision of any Loan Document that affects the Administrative Agent without the written consent of the Administrative Agent; (vii) [reserved]; or (viii) amend, modify or waive any provision of Section 2 that affects the Issuing Lenders or the Swingline Lender without the written consent of the Issuing Lenders or the Swingline Lender, as the case may be. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.
(a)    If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the proviso to Section 10.1(a), the consent of Lenders having Revolving Extensions of Credit, Incremental Term Loans and unused Commitments representing more than 50% of the sum of the Total Revolving Extensions of Credit, outstanding Incremental Term Loans and unused Commitments at such time is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (i) or (ii) below, to either (i) replace each such non-consenting Lender or Lenders (or, at the option of the Borrower if any such Lender’s consent is required with respect to less than all classes of Loans (or related Commitments), to replace only the Commitments and/or Loans of any such non-consenting Lender that gave rise to the need to obtain such Lender’s individual consent) with one or more assignees pursuant to, and with the effect of an assignment under, Section 3.12 so long as at the time of such replacement, each such assignee consents to the proposed change, waiver, discharge or termination or (ii) terminate such non-consenting Lender’s Commitment (if such Lender’s consent is required as a result of its Commitment) and/or repay each class of outstanding Loans of such Lender that gave rise to the need to obtain such Lender’s consent; provided (A) that, unless the Commitments that are terminated and Loans that are repaid pursuant to the preceding clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (ii), Lenders having Revolving Extensions of Credit, Incremental Term Loans and unused Commitments representing more than 50% of the sum of the Total Revolving Extensions of Credit, outstanding Incremental Term Loans and unused Commitments at such time (determined after giving effect to the proposed action) shall specifically consent thereto and (B) any such replacement or termination transaction described above shall be effective on the date notice is given of the relevant transaction and shall have a settlement date no earlier than five Business Days and no later than 90 days after the relevant transaction; provided further that the Borrower shall not have the right to replace a Lender, terminate its Commitment or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to clauses (vi) through (viii) of the proviso to Section 10.1(a).
(b)    Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) (i) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with Incremental Term

Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders and (ii) without the written consent of any other Lenders, as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of Section 3.15 or the provisions of Section 10.1(d).
(c)    In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing, replacement or modification of all outstanding Incremental Term Loans (“Replaced Incremental Term Loans”) with a replacement term loan tranche hereunder (“Replacement Term Loans”), provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Incremental Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Replaced Incremental Term Loans and (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Replaced Incremental Term Loans at the time of such refinancing.
(d)    Furthermore, notwithstanding the foregoing, the Administrative Agent, with the consent of the Borrower, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document.
10.2.    Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an ~~a~~Administrative ~~q~~Questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

~~Borrower:~~	~~MSC Industrial Direct Co., Inc. 75 Maxess Road Melville, New York 11747~~
~~Attention: General Counsel~~
~~Telecopy: (516) 812-1175~~
~~Telephone: (516) 812-1420~~

~~Administrative Agent:~~	~~JPMorgan Chase Bank, N.A.  8181 Communications Pkwy  Plano, TX 75024 270~~
~~Attention: Peter Predun~~
~~Email: peter.predun@jpmorgan.com~~

~~Telephone: (972) 324-8059~~

~~and~~

~~JPMorgan Chase Bank, N.A.~~
~~10 South Dearborn, Floor L2~~
~~Chicago, Illinois 60603~~

~~Attention: Samantha Saliba~~
~~Telephone: (312) 732-6654~~
~~Email: jpm.agency.cri@jpmorganchase.com (with copy to samantha.b.saliba@chase.com)~~

(i)    if to the Borrower, to it at:
MSC Industrial Direct Co., Inc.
525 Harbour Place Drive
Davidson, NC 28036
Attention: General Counsel
Telephone: (516) 812-2000
(ii)    if to the Administrative Agent from the Borrower, to the address or addresses separately provided to the Borrower;
(iii)    if to the Administrative Agent from the Lenders, to:
JPMorgan Chase Bank, N.A.
8181 Communications Pkwy
Plano, TX 75024
Attention: Nick Nussbaum
Email: nicholas.nussbaum@jpmorgan.com
Telephone: (972) 324 9758
and

JPMorgan Chase Bank, N.A.
131 S Dearborn St, Floor 04
Chicago, IL, 60603-5506
Attention: Loan and Agency Servicing
Email: jpm.agency.cri@jpmorgan.com

Agency Withholding Tax Inquiries:
Email: agency.tax.reporting@jpmorgan.com

Agency Compliance/Financials/Virtual Data Rooms:
Email: covenant.compliance@jpmchase.com
(iv)    if to an Issuing Lender, to it at the address separately provided to the Borrower;
(v)    if to the Swingline Lender, at the address separately provided to the Borrower, and
(vi)    if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.
Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications or Approved Borrower Portals pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 and Section 3 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications Approved Borrower Portals (as applicable), in each case, pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
10.3.    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
10.4.    Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.
10.5.    Payment of Expenses and Taxes; Limitation of Liability.

(a)    The Borrower agrees to pay or reimburse the Administrative Agent and its Affiliates for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate.
(b)    To the extent permitted by applicable law (i) the Borrower and any Loan Party shall not assert, and the Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Co-Syndication Agent, any ~~Co-Documentation Agent, any~~ Issuing Lender, the Swingline Lender and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet, any Approved Electronic Platform and any Approved Borrower Portal), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 10.5(b) shall relieve the Borrower and each Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 10.5(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(c)    The Borrower agrees (i) to pay or reimburse each Lender, each Issuing Lender, the Swingline Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of counsel to each Lender ~~and~~, each Issuing Lender and the Swingline Lender and of counsel to the Administrative Agent, (ii) to pay, indemnify, and hold each Lender, each Issuing Lender, the Swingline Lender and the Administrative Agent harmless from, any and all recording and filing fees that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents and (iii) to pay, indemnify, and hold each Lender, each Issuing Lender, the Swingline Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons and each Related Party of any of the foregoing Persons (each, an “Indemnitee”) harmless from and against any and all other Liabilities and related expenses or disbursements of any kind or nature whatsoever, excluding taxes (as to which the provisions of Sections 3.8 and 3.9 shall control) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or Letters of Credit (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with any Liabilities, claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (iii), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or its controlled Affiliates, directors, officers or employees. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee.
(d)    All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to Kristen Actis-Grande, Executive Vice President and Chief Financial Officer (Email: Kristen.Actis-Grande@mscdirect.com), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.
10.6.    Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of any Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or a Defaulting Lender) (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:
(A)    the Borrower (such consent not to be unreasonably withheld or delayed), provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Section 8(a) or (f) has occurred and is continuing, any other Person; and provided, further, that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within five Business Days after having received written notice thereof;
(B)    the Administrative Agent (such consent not to be unreasonably withheld or delayed), provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan to a Lender, an affiliate of a Lender or an Approved Fund;

(C)    with respect to the Revolving Commitment and Revolving Loans only, the Issuing Lenders and the Swingline Lender (such consent not to be unreasonably withheld or delayed), provided that no consent of the Issuing Lenders or the Swingline Lender shall be required for an assignment of all or any portion of a Loan to a Lender, an affiliate of a Lender or an Approved Fund; and
(D)    no assignment of Incremental Term Loans may be made to the Borrower or its Affiliates except pursuant to, and in accordance with the terms of, Section 3.13, and no assignment of Revolving Loans or Revolving Commitments may be made to the Borrower or its Affiliates.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8(a) or (f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;
(B)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and
(C)    the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an ~~a~~Administrative ~~q~~Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities law.
For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such

Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.8, 3.9, 3.10 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (as to its interest only) at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed ~~a~~Administrative ~~q~~Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    (i)    Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or a Defaulting Lender) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lenders, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits and subject to the limitations of Sections 3.8, 3.9 and 3.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a

Lender. Each Lender that sells a participation, acting solely for this purpose as an agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, and such Lender, each Loan Party and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 3.8 or 3.9 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. No Participant shall be entitled to the benefits of Section 3.9 unless such Participant complies with Section 3.9(d) as if it were a Lender.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
(e)    The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.
(f)    Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 10.6(b). The Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.
10.7.    Adjustments; Set-off. (a) Except to the extent that this Agreement or a court order expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest; provided, further, that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Loan Party shall be applied to any Excluded Swap Obligations of such Loan Party.
(b)    In addition to any rights and remedies of the Lenders provided by law, each Lender and its affiliates shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any Obligations becoming due and payable by the Borrower (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Borrower; provided that if any Defaulting Lender shall exercise any such right of set-off, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Lenders and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set off. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.
10.8.    Counterparts; Electronic Execution. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.2), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,”

“delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower, each Loan Party, and in the case of clause (i), the Administrative Agent and the Lenders hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
10.9.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10.    Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
10.11.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
10.12.    Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the United States District Court for the Southern District of New York and, to the extent that such federal court lacks subject matter jurisdiction or diversity jurisdiction, the courts of the State of New York sitting in the Borough of Manhattan, and, in each case, the appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
(a)Nothing in this Agreement or in any other Loan Document shall (i) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (ii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.

10.13.    Acknowledgements. The Borrower hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Loan Parties and the Credit Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Credit Parties have advised or are advising the Loan Parties on other matters, and the relationship between the Credit Parties, on the one hand, and the Loan Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Credit Parties, on the one hand, and the Loan Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Loan Parties rely on, any fiduciary duty to the Loan Parties or their affiliates on the part of the Credit Parties, (c) the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Loan Parties have been advised that the Credit Parties are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Credit Parties have no obligation to disclose such interests and transactions to the Loan Parties, (e) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (f) each Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their affiliates or any other Person, (g) none of the Credit Parties has any obligation to the Loan Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Credit Party and the Loan Parties or any such affiliate and (h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties or among the Loan Parties and the Credit Parties.
10.14.    Releases of Guarantees. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.
(b)    At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Obligations under or in respect of Specified Swap Agreements and unmatured contingent reimbursement and indemnification obligations) have been paid in full, the Commitments have been terminated and no Letters of Credit are outstanding (other than Letters of Credit cash collateralized in the manner set forth in Section ~~2.5~~2.6(a)), the Guarantee and all obligations (other than those expressly stated to survive such termination) of each Loan Party under the Guarantee shall terminate subject to the provisions thereof, all without delivery of any instrument or performance of any act by any Person.
10.15.    Confidentiality. Each of the Administrative Agent, each Issuing Lender, the Swingline Lender and each Lender agrees to keep confidential all Information (as defined below);

provided that nothing herein shall prevent the Administrative Agent, any Issuing Lender, the Swingline Lender or any Lender from disclosing any such Information (a) to the Administrative Agent, any other Issuing Lender, the Swingline Lender any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law (in which case such Person shall, to the extent practicable, promptly notify the Borrower, in advance, unless prohibited by law or court order, except with respect to any audit or examination conducted by bank accountants or any regulatory authority), (f) if requested or required to do so in connection with any litigation or similar proceeding (in which case such Person shall, to the extent practicable, promptly notify the Borrower, in advance, unless prohibited by law or court order), (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, or (j) if agreed by the Borrower in its sole discretion, to any other Person. “Information” means all information received from any Loan Party relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Lender, the Swingline Lender or any Lender on a non-confidential basis prior to disclosure by such Loan Party and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry.
Each Lender acknowledges that information furnished to it pursuant to this Agreement may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.
All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its ~~a~~Administrative ~~q~~Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.
For the avoidance of doubt, nothing in this Section 10.15 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 10.15 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

10.16.    WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
10.17.    USA PATRIOT Act.    Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act. The Borrower shall promptly provide such information upon request by any Lender. In connection therewith, each Lender hereby agrees that the confidentiality provisions set forth in Section 10.15 shall apply to any non-public information provided to it by the Borrower and its Subsidiaries pursuant to this Section 10.17.
10.18.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.19.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any

Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
10.20.    Payments.
(a)    Each Lender and Issuing Lender hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Lender (whether or not known to such Lender or Issuing Lender), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Lender to the date such amount is repaid to the Administrative Agent at the greater of the New York Fed Bank Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or Issuing Lender under this Section 10.20 shall be conclusive, absent manifest error.
(b)    Each Lender and Issuing Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and Issuing Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Lender to the date such amount is repaid to the Administrative Agent at the greater of the New York Fed Bank Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)    The Borrower hereby agrees that in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or Issuing Lender that has received such erroneous Payment (or portion thereof) for any reason, (x) the Administrative Agent shall be subrogated to all the rights of such Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds of the Borrower.
(d)    Each party’s obligations under this Section 10.20 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
10.21.    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such Currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under Applicable law).

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